Exhibit 10.3

Execution Version

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

Dated as of May 9, 2008

among

COMMONWEALTH EDISON COMPANY

and

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO,

as L/C Issuers

BARCLAYS BANK PLC, NEW YORK BRANCH

as Administrative Agent

RBS SECURITIES CORPORATION d/b/a RBS GREENWICH CAPITAL,

as Syndication Agent

and

BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA

and SUNTRUST BANK,

as Co-Documentation Agents

and

THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME

BARCLAYS CAPITAL and

RBS SECURITIES CORPORATION d/b/a RBS GREENWICH CAPITAL,

as Lead Arrangers and Book Runners

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Schedules

Schedule 1.01	Shares
Schedule 5.02(a)	Liens

Exhibits

A	Form of Letter of Credit
B	Form of Control Agreement
C	Form of Compliance Certificate

iii

THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of May 9, 2008 (this “Agreement”), is among COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), the financial institutions signatory hereto, as L/C Issuers (as hereinafter defined), BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent (as hereinafter defined), RBS SECURITIES CORPORATION d/b/a RBS GREENWICH CAPITAL, as Syndication Agent, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and SUNTRUST BANK, as Co-Documentation Agents, and the financial institutions listed on the signature pages hereof. Unless otherwise indicated, all capitalized terms used herein shall have the meaning referred to or set forth in Article I hereof.

PRELIMINARY STATEMENTS

The Illinois Finance Authority (or its predecessor) (the “Issuer”) has previously issued the following series of bonds: (a) $100,000,000 aggregate principal amount Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2002 (the “Series 2002 Bonds”), (b) $42,200,000 aggregate principal amount Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003B (the “Series 2003B Bonds”), (c) $50,000,000 aggregate principal amount Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003C (the “Series 2003C Bonds”) and (d) $19,975,000 aggregate principal amount Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003D (the “Series 2003D Bonds”; together with the Series 2002 Bonds, the Series 2003B Bonds and the Series 2003C Bonds, collectively, the “Existing Bonds”).

The Issuer and the Company desire to refinance one or more of the Existing Bonds through the issuance by the Issuer of one or more new series of Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company) as more particularly described in the definition of “Bonds” herein.

In order to enhance the Bonds by providing a source of payment when due of the principal of and interest on and the purchase price of the Bonds, the L/C Issuers will provide the Letters of Credit pursuant to this Agreement to facilitate such payments.

The Banks party hereto have agreed to purchase Shares of the Reimbursement Obligations (as such terms are defined herein) and the Letters of Credit.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Funds From Operations” means, for any period, Net Cash Flows From Operating Activities for such period plus Interest Expense for such period minus (x) the portion (but not less than zero) of Net Cash Flows From Operating Activities for such period attributable to any consolidated Subsidiary that has no Debt other than Nonrecourse Indebtedness and (y) After-Tax Transitional Funding Instrument Revenue for such period.

“Administrative Agent” means Barclays, in its capacity as Administrative Agent for the Banks hereunder, and any successor Administrative Agent.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent (with a copy to the Company).

“Advance” means any Tender Advance, and “Advances” means Tender Advances collectively.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

“After-Tax Transitional Funding Instrument Revenue” means, for any period, the portion of consolidated revenue for such period attributable to charges invoiced to customers in respect of Transitional Funding Instruments, after deducting applicable income taxes.

“Applicable Participation Fee Rate” means 0.90% per annum.

“Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“Bank Information” has the meaning assigned to that term in Section 8.05(a).

“Banks” means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 2.14(a).

“Barclays” has the meaning assigned to that term in the introductory paragraph of this Agreement.

“Base Rate” means a fluctuating interest rate per annum that is the higher of (a) the Federal Funds Rate plus one-half of one percent (l/2%) per annum and (b) the rate of interest announced publicly by the Administrative Agent in New York, New York, from time to time as its prime rate. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Federal Funds Rate or such prime rate, as the case may be.

“Bonds” means, collectively, the $50,000,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008D, the $100,000,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008A, the $42,200,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008C and the $19,975,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008E; provided that the initial principal balance of any series of Bonds may be less than the amount stated above.

“Business Day” means a day of the year on which banks are not required or authorized to close in Chicago, Illinois or New York, New York.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means $215,872,078.

“Commitment Expiration Date” means the earlier of (a) June 30, 2008 and (b) the date on which all Bonds are issued.

“Company” has the meaning assigned to that term in the introductory paragraph of this Agreement.

“Control Agreements” means, collectively, the Securities Account Control Agreements by and among the Company, the Administrative Agent and the Trustee, as securities intermediary, each substantially in the form of Exhibit B hereto; and “Control Agreement” means any of the foregoing as the context may require.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Credit Agreement” means that certain Credit Agreement dated as of October 3, 2007 among the Company, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent.

“Date of Issuance” means, with respect to each Letter of Credit for any Bonds, the date on which such Letter of Credit is issued.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) obligations as lessee under leases that shall have been or are required to be, in accordance with GAAP (as defined in Section 1.03), recorded as capital leases, (v) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of documentary letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business) and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a fluctuating interest rate determined in accordance with the provisions of Section 2.05(c) of this Agreement.

“Dollars” and “$” mean lawful money of the United States of America.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“Effective Federal Funds Rate” has the meaning assigned to that term in Section 2.12(b).

“Eligible Assignee” means (a) a Bank; (b) an Affiliate of a Bank (other than a natural Person); (c) an Approved Fund; and (d) any other Person (other than a natural Person) consented to by the L/C Issuers and/or the Company, if, in either case, such consent is required pursuant to Section 2.14; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Eligible Successor” means a Person that (i) is a corporation, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of one of the states of the United States or the District of Columbia, (ii) as a result of a contemplated acquisition, consolidation or merger, will succeed to all or substantially all of the consolidated business and assets of the Company or Exelon, as applicable, (iii) upon giving effect to such contemplated acquisition, consolidation or merger, will have all or substantially all of its consolidated business and assets conducted and located in the United States and (iv) in the case of the Company, is acceptable to the Majority Banks as a credit matter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and the rulings issued thereunder.

“Event of Default” has the meaning assigned to that term in Section 6.01.

“Execution Date” means the date this Agreement was executed and delivered by each of the parties hereto.

“Exelon” means Exelon Corporation, a Pennsylvania corporation, or any Eligible Successor thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards to the nearest 1/100 of one percent) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100 of one percent) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means, collectively, (i) the Administrative Fee Letter, dated as of the date hereof, between the Company and the Administrative Agent, (ii) the Fronting Bank Fee Letter, dated as of May 7, 2008, between the Company and SunTrust Bank and (iii) the Fronting Bank Fee Letter, dated as of the date hereof, between the Company and The Bank of Nova Scotia; and “Fee Letter” means any of the foregoing as the context may require.

“First Mortgage Bonds” means, collectively, one or more First Mortgage Bonds issued by the Company pursuant to a Loan Agreement for the applicable series of Bonds, which has been assigned to, and registered in the name of, the Trustee under the Indenture for such series of Bonds as collateral security for the payment of such series of Bonds; and “First Mortgage Bond” means any of the foregoing as the context may require.

“Fitch” means Fitch, Inc., and any successor thereto.

“Fitch Rating” means, at any time, the rating issued by Fitch and then in effect with respect to the Company’s senior secured long-term public debt securities without third-party credit enhancement (it being understood that if the Company does not have any outstanding debt securities of the type described above but has an indicative rating from Fitch for debt securities of such type, then such indicative rating shall be used for determining the “Fitch Rating”).

“Indentures” means, collectively, the Bond Indentures between the Issuer and the Trustee, with respect to the Bonds, in each case as amended, restated, supplemented or otherwise modified; and “Indenture” means any of the foregoing as the context may require.

“Intangible Transition Property” means (i) “intangible transition property,” as defined in Section 18-102 of the Illinois Public Utilities Act, and (ii) any property created pursuant to an order of the Illinois Commerce Commission issued pursuant to state legislation described in clause (ii) of the definition of “Transitional Funding Instruments,” which consists primarily of the right to impose non-bypassable charges to customers of a utility in order to facilitate the utility’s recovery of specified costs and/or deferred rates.

“Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Company, the ratio of Adjusted Funds From Operations for such period to Net Interest Expense for such period.

“Interest Expense” means, for any period, “interest expense” as shown on a consolidated statement of income of the Company for such period prepared in accordance with GAAP plus Interest Expense to Affiliates for such period.

“Interest Expense to Affiliates” means, for any period, “Interest Expense to Affiliates” as shown on a consolidated statement of income of the Company for such period.

“Issuer” has the meaning assigned to that term in the introductory paragraph of this Agreement.

“L/C Expiration Date” means, with respect to an issued and outstanding Letter of Credit, the earlier of (a) the date that is 365 days from the Date of Issuance of such Letter of Credit and (b) June 30, 2009.

“L/C Issuer” means the financial institution signatory hereto in their capacity as issuer of one or more of the Letters of Credit, and “L/C Issuers” means all of them collectively.

“L/C Obligations” means, at any time, the sum, without duplication, of (a) the aggregate Maximum Credit Amount under all Letters of Credit outstanding at such time, plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“Letter of Credit” means, with respect to a series of Bonds, each letter of credit issued hereunder in connection with such Bonds, in each case as amended or otherwise modified, and “Letters of Credit” means all of them collectively.

“Lien” means any lien (statutory or other), mortgage, pledge, security interest or other charge or encumbrance, or any other type of preferential arrangement (including the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

“Liquidity Drawing” shall have the meaning assigned to that term in the Letters of Credit.

“Loan Agreements” means, collectively, the Loan Agreements between the Issuer and the Company, with respect to the Bonds; and “Loan Agreement” means any of the foregoing as the context may require.

“Majority Banks” means at any time Banks having at least a majority of the then aggregate unpaid principal amount of the Reimbursement Obligations, or, if no such principal amount is then outstanding, Banks whose Shares equal at least a majority of the aggregate Shares.

“Material Adverse Change” and “Material Adverse Effect” each means, relative to any occurrence, fact or circumstances of whatsoever nature (including any determination in any litigation, arbitration or governmental investigation or proceeding), (i) any materially adverse change in, or materially adverse effect on, the financial condition, operations, assets or business of the Company and its consolidated Subsidiaries, taken as a whole; or (ii) any materially adverse effect on the validity or enforceability against the Company of this Agreement.

“Maximum Credit Amount” means, in respect of the Letters of Credit, the aggregate Stated Amount (as defined in the Letters of Credit) of all such Letters of Credit in effect at any time.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Company’s senior secured long-term public debt securities without third-party credit enhancement (it being understood that if the Company does not have any outstanding debt securities of the type described above but has an indicative rating from Moody’s for debt securities of such type, then such indicative rating shall be used for determining the “Moody’s Rating”).

“Mortgage” means the Mortgage, dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture, dated August 1, 1944, from the Company to the Mortgage Trustees; provided, that no effect shall be given to any amendment, supplement or refinancing after the date of this Agreement that would broaden the definition of “permitted liens” as defined in the Mortgage as constituted on the date of this Agreement.

“Mortgage Trustees” means BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank) and D.G. Donovan, and any other successors thereto, as trustees under the Mortgage.

“Mortgaged Property” means all real and personal property of the Company from time to time subject to the lien of the Mortgage.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Exelon or any other member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Cash Flows From Operating Activities” means, for any period, “Net Cash Flows provided by Operating Activities” as shown on a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP, excluding any “working capital changes” (as shown on such statement of cash flows) taken into account in determining such Net Cash Flows provided by Operating Activities.

“Net Interest Expense” means, for any period, the total of (a) Interest Expense for such period minus (b) Interest Expense to Affiliates for such period to the extent included in the amount referred to in clause (a) and related to (i) interest payments on debt obligations that are subordinated to the obligations of the Company under this Agreement, (ii) interest on Nonrecourse Indebtedness or (iii) Transitional Funding Instrument Interest.

“Nonrecourse Indebtedness” means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to the Company or any of its Affiliates other than:

(i) recourse to the named obligor with respect to such Debt (the “Debtor”) for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

(ii) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Debt in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

(iii) recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

“Note” means, to the extent issued, a promissory note of the Company payable to the order of any Bank.

“Official Statement” means, with respect to a series of Bonds, the Official Statement executed in connection with such series of Bonds at the time of issuance thereof, as amended or supplemented, together with the documents incorporated therein by reference.

“Operative Documents” means, with respect to a series of Bonds, such Bonds and the related Indenture, the Supplemental Indenture (including the Mortgage), the First Mortgage Bond, the Loan Agreement, the Pledge Agreement, the Control Agreement, the Remarketing Agreement and each other operative document or instrument delivered in connection with the issuance, sale and securing of such series of Bonds.

“Other Taxes” has the meaning assigned to that term in Section 2.16(b).

“Participant” has the meaning assigned to that term in Section 2.14(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrance” means (a) any right reserved to or vested in any municipality or other governmental or public authority (i) by the terms of any right, power, franchise, grant, license or permit granted or issued to the Company or (ii) to purchase or recapture or to designate a purchaser of any property of the Company; (b) any easement, restriction, exception or reservation in any property and/or right of way of the Company for the purposes of roads, pipelines, transmission lines, distribution lines, transportation lines or removal of minerals or timber or for other like purposes or for the joint or common ownership and/or use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which, in each case described in this clause (b), whether considered individually or collectively with all other items described in this clause (b), do not materially impair the use of the relevant property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company; (c) rights reserved to or vested in any municipality or other governmental or public authority to control or regulate any property of the Company or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Company; and (d) obligations or duties of the Company to any municipality or other governmental or public authority that arise out of any franchise, grant, license or permit and that affect any property of the Company.

“Permitted Securitization” means any sale and/or contribution, or series of related sales and/or contributions, by the Company or any Subsidiary of the Company of accounts receivables, payment intangibles, notes receivable and related rights (collectively, “receivables”) or interests therein to a trust, corporation or other entity, where (a) the purchase of such receivables or interests therein is funded in whole or in part by the incurrence or issuance by the purchaser or any successor purchaser of Debt or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such receivables or interests therein, provided, however, that “Debt” as used in this clause (a) shall not include Debt incurred by a Receivables SPC owed to the Company or to a Subsidiary of the Company which Debt represents all or a portion of the purchase price paid by the Receivables SPC for such receivables or interests therein, (b) any recourse, repurchase, hold harmless, indemnity or similar obligations of the Company or any Subsidiary (other than the Receivables SPC that is a party to such transaction) in respect of receivables or interests therein sold, or payments made in respect thereof, are customary for transactions of this type, and do not prevent the characterization of the transaction as a true sale under applicable laws (including debtor relief laws), and (c) any recourse, repurchase, hold harmless, indemnity or similar obligations of a Receivables SPC in respect of receivables or interests therein sold, or payments made in respect thereof, are customary for transactions of this type.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any other member of the Controlled Group may have any liability.

“Pledge Agreement” means the Pledge Agreement, dated of even date herewith, between the Company and the Administrative Agent.

“Pledged Bonds” has the meaning assigned to that term in the Pledge Agreement.

“Principal Amount” has the meaning assigned to that term in Section 2.12(b).

“Principal Subsidiary” means (a) each Utility Subsidiary (other than Commonwealth Edison Company of Indiana, Inc., so long as it does not qualify as a Principal Subsidiary under the following clause (b)) and (b) each other Subsidiary the assets of which, as of the date of any determination thereof, exceeded $250,000,000 in book value at any time during the preceding 12-month period. Notwithstanding the foregoing, Principal Subsidiary shall not include any Receivables SPC or Special Purpose Subsidiary.

“Receivables SPC” means a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable, payment intangibles, accounts or notes receivable and related rights in connection with and pursuant to a Permitted Securitization.

“Regulatory Change” means, with respect to any Bank, any change effective after the Execution Date in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reimbursement Obligations” means the obligations of the Company pursuant to Sections 2.03, 2.04, 2.05, 2.06 and 2.07(b) of this Agreement with respect to each drawing under a Letter of Credit and each Advance.

“Remarketing Agent” means the Person appointed as the remarketing agent pursuant to the applicable Remarketing Agreement.

“Remarketing Agreements” means, collectively, the Remarketing Agreements executed by the Company and the Remarketing Agents with respect to the Bonds; and “Remarketing Agreement” means any of the foregoing as the context may require.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and regulations issued under such section with respect to a Plan, excluding such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Company’s senior secured long-term public debt securities without third-party credit enhancement (it being understood that if the Company does not have any outstanding debt securities of the type described above but has an indicative rating from S&P for debt securities of such type, then such indicative rating shall be used for determining the “S&P Rating”).

“Share” means, with respect to any Bank, the percentage set forth opposite such Bank’s name on Schedule 1.01 hereto, as adjusted from time to time pursuant to Section 2.14.

“Single Employer Plan” means a Plan maintained by the Company or any other member of the Controlled Group for employees of the Company or any other member of the Controlled Group.

“Special Purpose Subsidiary” means a direct or indirect wholly owned Subsidiary, substantially all of the assets of which are Intangible Transition Property, and proceeds thereof, formed solely for the purpose of holding such assets and issuing Transitional Funding Instruments, and which complies with the requirements customarily imposed on bankruptcy-remote entities in receivables securitizations.

“Subsidiary” means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether or not at the time capital stock, or comparable interests, of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other Subsidiaries). Unless otherwise indicated, each reference to a “Subsidiary” means a Subsidiary of the Company.

“Supplemental Indenture” means, with respect to a series of Bonds, the Supplemental Indenture which supplements the Mortgage to provide for the creation and issuance of the First Mortgage Bond securing such series of Bonds.

“Supplement to Official Statement” means any supplement (including any “sticker” or “wrap”) to any Official Statement prepared in connection with the issuance and delivery or extension of the Letters of Credit.

“Taxes” has the meaning assigned to that term in Section 2.16(a).

“Tender Advance” has the meaning assigned to that term in Section 2.04(a).

“Tender Agent” means, with respect to a series of Bonds, the tender agent at the time serving as such under the Indenture for such series of Bonds.

“Tender Draft” means a Liquidity Drawing under a Letter of Credit to pay the purchase price of a series of Bonds delivered or deemed delivered to the Trustee, the Tender Agent or the Remarketing Agent pursuant to the Indenture for such series and not remarketed by the Remarketing Agent for such series of Bonds on the date such Bonds are to be purchased.

“Transitional Funding Instrument” means any instrument, pass-through certificate, note, debenture, certificate of participation, bond, certificate of beneficial interest or other evidence of indebtedness or instrument evidencing a beneficial interest that (i) (A) is issued pursuant to a “transitional funding order” (as such term is defined in Section 18-102 of the Illinois Public Utilities Act, as amended) issued by the Illinois Commerce Commission at the request of an electric utility and (B) is secured by or otherwise payable solely from non-bypassable cent per kilowatt hour charges authorized pursuant to such order to be applied and invoiced to customers of such utility, or (ii) (A) is issued pursuant to a financing order of a public utilities commission at the request of an electric utility pursuant to state legislation which is enacted to facilitate the recovery of certain specified costs by electric utilities through non-bypassable cent per kilowatt hour charges and/or demand charges authorized pursuant to such order to be applied and invoiced to customers of such utility and (B) is secured by or otherwise payable solely from such non-bypassable charges.

“Trustee” means the trustee under the Indenture for a series of Bonds, which as of the date of this Agreement is The Bank of New York Trust Company, N.A.

“Utility Subsidiary” means each Subsidiary that is engaged principally in the transmission or distribution of electricity or gas and is subject to rate regulation as a public utility by federal or state regulatory authorities.

SECTION 1.02. Computation of Time Periods.

In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03. Accounting Terms.

(a) As used in this Agreement, “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Company’s audited consolidated financial statements as of December 31, 2007 and for the fiscal year then ended, as such principles may be revised as a result of changes in GAAP implemented by the Company subsequent to such date. In this Agreement, except to the extent, if any, otherwise provided herein, all accounting and financial terms shall have the meanings ascribed to such terms by GAAP, and all computations and determinations as to accounting and financial matters shall be made in accordance with GAAP. In the event that the financial statements generally prepared by the Company apply accounting principles other than GAAP (including as a result of any event described in Section 1.03(b)), the compliance certificate delivered pursuant to Section 5.01(b)(iv) accompanying such financial statements shall include information in reasonable detail reconciling such financial statements to GAAP to the extent relevant to the calculations set forth in such compliance certificate.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein and the Company or the Majority Banks shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

(c) For purposes of any calculation or determination which is to be made on a consolidated basis (including compliance with Section 5.02(c)), such calculation or determination shall exclude any assets, liabilities, revenues and expenses that are included in Company’s financial statements from “variable interest entities” as a result of the application of FIN No. 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No. 51, as updated through FIN No. 46-R and as modified by FIN No. 94.

SECTION 1.04. Interpretation.

The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made, and all regulations adopted and publications promulgated pursuant to such statutes; (d) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to articles, sections (or sub-divisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not limited by the terms of this Agreement; and (h) references to Persons include their respective permitted successors and assigns.

ARTICLE II

AMOUNT AND TERMS OF THE LETTERS OF CREDIT

SECTION 2.01. The Letters of Credit.

(a) Each L/C Issuer agrees, on the terms and conditions set forth in this Agreement (including the limitations set forth in this Section 2.01), upon the request of the Company, (1) to issue direct pay Letters of Credit in favor of the Trustee to provide credit and liquidity support in connection with the related Bonds from time to time from the date of this Agreement to the Commitment Expiration Date and (2) to modify Letters of Credit (“Modify,” and each such action a “Modification”) from time to time from the Date of Issuance of a Letter of Credit to its L/C Expiration Date; provided that (a) the sum of (x) the Maximum Credit Amount and (y) all Reimbursement Obligations owed by the Company to any L/C Issuer shall not exceed the amount agreed upon in writing between the Company and such L/C Issuer; (b) any Bank’s participation in Letters of Credit shall not exceed such Bank’s Share of the sum of (x) the Maximum Credit Amount and (y) all Reimbursement Obligations; (c) the sum of (x) the Maximum Credit Amount and (y) all Reimbursement Obligations shall not at any time exceed the aggregate Commitment of all Banks; (d) no L/C Issuer shall be obligated to issue or Modify any Letter of Credit if (i) any order, judgment or decree of any court or other governmental authority shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit or (ii) any applicable law, or any request or directive from any governmental authority having jurisdiction over such L/C Issuer, shall prohibit, or request or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or of such Letter of Credit in particular and (e) on the Commitment Expiration Date, any unused Commitment shall be reduced to zero. Unless otherwise terminated in accordance with its terms, each Letter of Credit shall expire on its L/C Expiration Date. Letters of Credit shall not be issued in respect of any obligation other than the Bonds.

(b) Subject to Section 2.01(a), the Company shall give the applicable L/C Issuer notice prior to 11:00 A.M., New York City time, at least 15 Business Days (or such lesser time as the applicable L/C Issuer may agree) prior to the proposed Date of Issuance or Modification of each Letter of Credit, specifying the name of the Trustee as beneficiary, the series of Bonds to be supported by such Letter of Credit, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit and describing the proposed terms of such Letter of Credit. Such notice shall also be accompanied by drafts of the proposed Official Statement and the other Operative Documents relating to the series of Bonds to be supported by such Letter of Credit. Upon receipt of such notice, the applicable L/C Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank’s participation in such proposed Letter of Credit. The issuance or Modification by an L/C Issuer of any Letter of Credit shall, in addition to the applicable conditions precedent set forth in Article III (the satisfaction of which an L/C Issuer shall have no duty to ascertain; provided that no L/C Issuer shall issue a Letter of Credit if such L/C Issuer shall have received written notice (which has not been rescinded) from the Administrative Agent or any Bank that any applicable condition precedent to the issuance or modification of such Letter of Credit has not been satisfied), be subject to the conditions precedent that such Letter of Credit shall be satisfactory to the applicable L/C Issuer and that the Company shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as such L/C Issuer shall have reasonably requested (each a “Letter of Credit Application”). In the event of any conflict (including any additional terms requiring the posting of collateral) between the terms of this Agreement and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

(c) Upon the satisfaction of the conditions precedent set forth in this Agreement, on the applicable Date of Issuance, the applicable L/C Issuer hereunder will issue to the Trustee one or more

Letters of Credit (substantially in the form of Exhibit A hereto) to support the related series of Bonds. The initial face amount may be from time to time reduced and/or reinstated in accordance with the terms of the applicable Letter of Credit. The Banks will use only their own funds in honoring a drawing on the Letters of Credit. The Company irrevocably and unconditionally instructs the applicable L/C Issuer to reduce or reinstate a Letter of Credit in accordance with its terms or in the event the Trustee elects to reduce the stated amount of any Letter of Credit in connection with a redemption of Bonds or otherwise.

SECTION 2.02. Letter of Credit Fees.

(a) The Company hereby agrees to pay the fees specified in the Fee Letters, to the parties, at the times and in the amounts set forth therein.

(b) The Company agrees to pay to the Administrative Agent for the account of the Banks, ratably in accordance with their respective Shares:

(i) a letter of credit fee on the Maximum Credit Amount for the Letters of Credit, computed at a rate per annum equal to the Applicable Participation Fee Rate from the applicable Date of Issuance to the applicable L/C Expiration Date of such Letters of Credit, payable quarterly in arrears on the last day of June 2008 and on the last day of each September, December, March and June thereafter and on each applicable L/C Expiration Date; and

(ii) a commitment fee equal to 0.175% per annum multiplied by the amount by which the Commitment exceeds the average daily Maximum Credit Amount for the Letters of Credit, for the period from the Execution Date to the Commitment Expiration Date, payable in arrears on the Commitment Expiration Date.

(c) Any amount of fees not paid when due shall bear interest, from the date such amount of fees was due until the date of payment in full, at the Default Rate, payable on demand and on the date of payment in full of such amount.

SECTION 2.03. Reimbursement.

Except as otherwise specified in Section 2.04(a), Company hereby agrees to pay to the Administrative Agent for the account of the applicable L/C Issuer any amount drawn under a Letter of Credit immediately after (and on the same Business Day as) such drawing is paid by an L/C Issuer, plus interest at the Default Rate payable on demand and on the date of payment in full on any such amount remaining unpaid from the date such amount becomes due and payable until payment in full. Each L/C Issuer will pay to the Administrative Agent, for the account of the Banks, all amounts received by it from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of Letters of Credit issued by such L/C Issuer, but only to the extent such Bank has made payment to the Administrative Agent, for the account of such L/C Issuer, in respect of such Letters of Credit pursuant to Section 2.12.

SECTION 2.04. Tender Advances.

(a) If any L/C Issuer shall make any payments under a Letter of Credit pursuant to a Tender Draft to pay the purchase price of Bonds being purchased upon a tender thereof, and the conditions set forth in Section 3.03 shall have been fulfilled, such payments shall automatically be deemed to constitute and shall be an advance made by such L/C Issuer to the Company on the date and in the amount of such payment, each such advance being a “Tender Advance” and collectively the “Tender Advances”; provided, that if such conditions are not satisfied the payments made by such L/C Issuer shall immediately become due and payable.

(b) Subject to Sections 2.07 and 6.02, the principal amount of each Tender Advance, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier of (i) the date that is thirty (30) days after the making of such Advance (or if such date is not a Business Day, the next succeeding Business Day) and (ii) the applicable L/C Expiration Date.

(c) Upon each Tender Draft there shall be delivered to the Trustee, as agent for the Administrative Agent, registered in the name of the Company but with the Administrative Agent registered as pledgee, in duly transferable form, the Bonds purchased with the proceeds of such Tender Draft, i.e. the Pledged Bonds (or in the alternative, as provided in the Pledge Agreement for certificated Bonds held by The Depository Trust Company or its nominee or a similar securities depository, the Trustee shall cause its records in its capacity as a “DTC participant” or similar capacity with respect to another depository, to reflect beneficial ownership of the Pledged Bonds by the Company subject to the lien and security interest of the Administrative Agent). As security for the payment of each Tender Advance under this Agreement, the Company is pledging to the Administrative Agent pursuant to the Pledge Agreement, and granting to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Banks, a security interest in, all of its right, title and interest in and to all Pledged Bonds arising in connection with a Tender Draft.

(d) Upon payment to the Administrative Agent or the applicable L/C Issuer of any Tender Advance (together with all accrued interest thereon), other than payment from the proceeds of a remarketing of the Bonds with respect to which such Tender Advance was made pursuant to the applicable Indenture, and provided that the Administrative Agent shall not have notified the Trustee and the Remarketing Agent that an Event of Default has occurred and is continuing, the Administrative Agent (or the Trustee (as custodian for the Administrative Agent) at the direction of the Administrative Agent) shall release from the pledge and security interest created hereby the Pledged Bonds purchased with the proceeds of such Tender Advance. The Administrative Agent shall have no obligation to release any such Pledged Bonds pursuant to this subsection (d) unless the entire Tender Advance incurred to buy such Pledged Bonds, together with accrued interest thereon, has been paid, and the related Letter of Credit shall have been returned to the applicable L/C Issuer for cancellation. Such Pledged Bonds shall be delivered to the Company or its designee on payment as aforesaid.

(e) In the event Pledged Bonds are remarketed pursuant to the applicable Indenture, and provided that the Administrative Agent shall not have notified the Trustee and Remarketing Agent in writing that an Event of Default has occurred and is continuing, the Administrative Agent (or the Trustee (as custodian for the Administrative Agent) at the direction of the Administrative Agent) shall also release from the pledge and security interest evidenced by the Pledge Agreement a principal amount of Pledged Bonds equal to the principal amount of Bonds so remarketed. The Pledged Bonds shall be released (i) upon notice from the Remarketing Agent to the Administrative Agent one Business Day prior to such release (or such shorter period of time as may be agreed to by the parties) specifying the principal amount of Bonds purchased by and to be delivered to such purchaser, and (ii) upon receipt by the Trustee or Remarketing Agent, as applicable, for the account of the Administrative Agent or L/C Issuer, as applicable, as provided for in the related Indenture, of remarketing proceeds with respect to such remarketed Pledged Bonds in an amount not less than the principal amount of the Pledged Bonds, plus accrued interest thereon to the date of remarketing.

(f) Any interest or any principal received by the Administrative Agent or the applicable L/C Issuer in respect of Pledged Bonds shall be credited against the Reimbursement Obligations and applied first to interest due pursuant to Section 2.05.

SECTION 2.05. Interest on Advances.

(a) General. The Company shall pay to the Administrative Agent, for the account of the Banks in proportion to their respective Shares, interest on the unpaid principal amount of each Tender Advance from the date of such Advance until such principal amount is paid in full at the applicable rate set forth below.

(b) Base Rate. The Company shall pay to the Administrative Agent, for the account of the Banks in proportion to their respective Shares, interest on each Advance from the date of such Advance until the date the principal amount of such Advance becomes due or is prepaid, payable quarterly in arrears and on the date such Advance becomes due or is prepaid, at a fluctuating interest rate per annum in effect from time to time equal to the sum of (i) the Base Rate in effect from time to time, plus (ii) 1.00%.

(c) Default Interest. The Company shall pay to the Administrative Agent, for the account of the Banks in proportion to their respective Shares, interest on the unpaid principal amount of each Advance that is not paid when due and, to the extent permitted by law, on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due (including, for the avoidance of doubt, amounts due pursuant to Section 2.03) whether at maturity, by acceleration or otherwise, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time (the “Default Rate”).

(d) Notice to Trustee. At any time that Bonds are held under the Pledge Agreement, the Administrative Agent, at the request of the Trustee, shall notify such Trustee of the rate of interest applicable to, and interest payment dates for, outstanding Advances relating to such Pledged Bonds.

SECTION 2.06. Payment of Advances.

Subject to Sections 2.07 and 6.02, each Tender Advance shall be due and payable as specified in Section 2.04(b).

SECTION 2.07. Prepayments; Reinstatement of Letter of Credit Amounts.

(a) The Company may, upon same-day notice to the Administrative Agent, prepay the outstanding amount of any Advance in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

(b) Prior to or simultaneously with the remarketing or redemption of Bonds acquired by any Trustee with the proceeds of one or more draws under the Letters of Credit related to such Bonds by one or more Tender Drafts, or if any Pledged Bonds shall be determined to be invalid, the Company shall prepay or cause the Trustee on behalf of the Company to prepay the then outstanding Tender Advances resulting from such draw or draws (in the order in which they were made) and accrued interest thereon, if any, by paying (or causing to be paid) to the Administrative Agent (if such prepayment is being made by the Company), for the account of the Banks in proportion to their respective Shares, or to the applicable L/C Issuer (if such prepayment is being made by any Trustee), for the account of the Banks in proportion to their respective Shares, an amount equal to the sum of (i) the aggregate principal amount of the Bonds being resold or to be resold or being redeemed or that have been determined to be invalid, plus (ii) accrued interest thereon, for application to the prepayment of such Advances. With respect to payments of Tender Advances made by any Trustee to any L/C Issuer, such payments, when such L/C Issuer shall also have received certificates completed and signed by the Trustee in substantially the form provided in the applicable Letter of Credit, shall be applied by the Administrative Agent in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above). Each of the Company and the Banks irrevocably authorizes the L/C Issuers to rely on such certificate and to reinstate the applicable Letters of Credit in accordance therewith, and otherwise to reinstate the applicable Letters of Credit at the times and in the manner specified therein.

SECTION 2.08. Increased Costs.

(a) If any Bank determines that, as a result of any Regulatory Change other than a Regulatory Change that would be governed by Section 2.16, the amount of capital required or expected to be maintained by such Bank is increased based upon the existence of a Letter of Credit or such Bank’s commitment to make or participate in Advances hereunder, then, upon demand by such Bank, the Company shall immediately pay, from time to time as specified by such Bank, such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any additional costs or for any reduction in such Bank’s rate of return on its capital to the extent that such Bank reasonably determines that such additional costs or such reduction in such Bank’s rate of return on its capital is attributable to the maintenance by such Bank of capital in respect of a Letter of Credit and such Bank’s commitment to make or participate in Advances hereunder; provided that no Bank shall be entitled to demand such compensation more than 90 days following the last day following the application of such Regulatory Change in respect of which such demand is made and no L/C Issuer shall be entitled to demand such compensation more than 90 days following the expiration or termination (by a drawing or otherwise) of a Letter of Credit in respect of which such demand is made; provided, further, that the foregoing proviso shall in no way limit the right of any Bank or an L/C Issuer to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any Regulatory Change if such demand is made within 90 days after the implementation of such retroactive Regulatory Change.

(b) Each Bank will notify the Company of any Regulatory Change that will entitle such Bank to compensation pursuant to this Section 2.08 as promptly as practicable. Each Bank will furnish to the Company a certificate setting forth in reasonable detail the basis for the amount of each request by such Bank for compensation. Determinations by each Bank of the amounts required to compensate such Bank shall be conclusive, absent manifest error.

SECTION 2.09. Payments and Computations.

(a) The Company shall make each payment hereunder without condition or deduction for any counterclaim, defense, recoupment or setoff (i) in the case of amounts due pursuant to Sections 2.03 and 2.07(b), not later than 2:00 P.M. (New York City time), and (ii) in all other cases, not later than 12:00 Noon (New York City time) on the day when due in lawful money of the United States of America to the Administrative Agent, for the account of the applicable L/C Issuer or the Banks, as appropriate, at its address referred to in Section 8.02, in same day funds, except that payments pursuant to Sections 2.08, 2.16, 8.06 and 8.07 shall be made directly to the Person entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Computations of the fees hereunder and the Base Rate (if calculated on the basis of the Administrative Agent’s prime rate) and Default Rate shall be made by the Administrative Agent on the basis of a 365/366 day year, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed. Computations of the Base Rate (if calculated on the basis of the Federal Funds Rate) shall be made by the Administrative Agent on the basis of a 360 day year for the actual number of days (including the first day but excluding the last day) elapsed.

(b) If, after the Administrative Agent has paid to any L/C Issuer or any Bank any amount pursuant to subsection (a) above, such payment is rescinded or must otherwise be returned or must be paid over by the Administrative Agent or any L/C Issuer to any Person, whether pursuant to any bankruptcy or insolvency law, or otherwise, such Bank shall, at the request of the Administrative Agent or such L/C Issuer promptly repay to the Administrative Agent or such L/C Issuer, as the case may be, an amount equal to its ratable share of such payment, together with any interest required to be paid by the Administrative Agent or such L/C Issuer with respect to such payment. Upon each Bank’s repayment in full of its ratable share of such payment, the Company agrees that to the extent of such repayment, such Bank shall be deemed to be a direct creditor of the Company.

SECTION 2.10. Non-Business Days.

Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commission, as the case may be.

SECTION 2.11. Evidence of Debt.

The Company shall issue Notes payable to the order of any Bank that shall request such Note. The Administrative Agent shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company resulting from each drawing under a Letter of Credit and from each Advance made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder and of the respective Shares of the Reimbursement Obligations of the Banks. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded. Upon the written request of the Company, the Administrative Agent agrees to provide to the Company a statement of the amounts owed the Banks under this Agreement.

SECTION 2.12. Syndication; Reimbursement of L/C Issuers.

(a) Each L/C Issuer hereby sells and transfers to each Bank (and upon the issuance or Modification of each Letter of Credit, is deemed to have sold), and each Bank hereby purchases and acquires from each L/C Issuer (and upon the issuance or Modification of each Letter of Credit is deemed to have purchased), an undivided interest and participation, to the extent of such Bank’s Share in and to the Letters of Credit issued by such L/C Issuer, including the obligations of such L/C Issuer under and in respect thereof, the Tender Advances and the Reimbursement Obligations; provided, that such L/C Issuer shall remain the sole party obligated to make payments under the Letters of Credit issued by such L/C Issuer.

(b) In the event that any L/C Issuer shall make any payment under a Letter of Credit and the Company shall not reimburse such L/C Issuer on the same Business Day (including any payment in respect of any Tender Advance) and in full for such payment (the difference between the amount of such payment and the amount reimbursed by the Company being the “Principal Amount”), the Administrative Agent will promptly notify each of the other Banks of such Principal Amount and each such Bank will unconditionally pay to the Administrative Agent (i) on the same Business Day if the Administrative Agent provides such Bank with telephonic notice received not later than 3:00 P.M. (New York City time) on such Business Day, or (ii) not later than 12:00 Noon (New York City time) on the Business Day next succeeding the Business Day such notice is received, if such notice is received after 3:00 P.M. (New York City time) on a Business Day, an amount equal to its Share of the Principal Amount in United States dollars and in same day funds in payment for its Share of the Reimbursement Obligations with respect to such Principal Amount, plus an amount, payable on demand, from and including the date when such Principal Amount becomes outstanding to, but not including, the date such Bank’s Share of the Principal

Amount is paid equal to the Effective Federal Funds Rate plus any applicable amounts pursuant to the Rules of Interbank Compensation of the Council on International Banking or the New York Clearinghouse Compensation Committee, as the case may be, in effect from time to time, for the first three days and, thereafter, at the Base Rate. “Effective Federal Funds Rate” means, for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published for such day by the Federal Reserve Bank of New York. Upon payment in full for its Share of such Reimbursement Obligations pursuant to this Section 2.12(b), the Company agrees that to the extent of such payment, such Bank shall be deemed to be a direct creditor of the Company.

(c) If any Bank shall default in the payment when due of its Share of any Reimbursement Obligations, in addition to any other claim or remedy the applicable L/C Issuer may have against such Bank, such Bank shall not be entitled to receive any payments pursuant to this Agreement or otherwise have any other rights hereunder until all amounts due and payable by such Bank to such L/C Issuer hereunder shall have been paid in full. In furtherance of the foregoing, if any Bank shall fail to make any payment to any L/C Issuer in accordance with subsection (b) above, and such failure shall continue for five Business Days following written notice of such failure from such L/C Issuer to such Bank, such L/C Issuer may acquire, or, subject to Section 2.14, transfer to a third party in exchange for the sum or sums due from such Bank, such Bank’s interest in the related Reimbursement Obligations and all other rights of such Bank hereunder in respect thereof, without, however, relieving such Bank from any liability for damages and reasonable costs and expenses suffered by such L/C Issuer as a result of such failure. The purchaser of any such interest shall be deemed to have acquired an interest senior to the interest of such Bank and shall be entitled to receive all subsequent payments which such L/C Issuer or the Administrative Agent would otherwise have made hereunder to such Bank in respect of such interest.

SECTION 2.13. Obligations Absolute.

The payment obligations of the Company under this Agreement to reimburse the L/C Issuers for drawings made under the Letters of Credit and the obligations of the Banks under Section 2.12 shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

(i) any lack of validity or enforceability of the Operative Documents, the Letters of Credit, the Fee Letters, or any other agreement, certificate or instrument relating thereto;

(ii) any amendment or waiver of or any consent to departure from all or any of the Operative Documents;

(iii) the existence of any claim, set-off, defense or other right which the Company may have at any time against any Trustee or any other beneficiary, or any transferee, of the Letters of Credit (or any Persons for whom any Trustee, any such beneficiary or any such transferee may be acting), the Banks, or any other Person whether in connection with this Agreement, the transactions contemplated herein or in the Operative Documents, or any unrelated transaction;

(iv) any statement, draft, demand, certificate or any other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the L/C Issuers under the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; and

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

SECTION 2.14. Assignments and Participations.

(a) Each Bank may assign to one or more Eligible Assignees all or a percentage interest of its rights and obligations under this Agreement but if less than all, then such assignment shall be in an amount equal to $5,000,000 or an integral multiple thereof and such assigning Bank shall continue to hold a Share of at least $5,000,000, provided, that (i) no assignment by any Bank may be made to any Eligible Assignee, except with the prior written consent of (A) the Company, which consent shall not be unreasonably withheld or delayed and shall not be required (1) in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, or (2) if an Event of Default shall have occurred and be continuing and (B) the L/C Issuers, which consent may be given or withheld in the sole discretion of the L/C Issuers; (ii) the L/C Issuers may not assign their direct obligations under the Letters of Credit, and (iii) each such assignment shall be of a constant, and not a varying, percentage of the assignor’s rights and obligations under this Agreement. The parties to each such assignment shall execute and deliver to the Administrative Agent an instrument of assignment in form and substance satisfactory to the Administrative Agent and the Company, and a processing fee of $3,500, and the Administrative Agent will record in a register maintained for such purpose the name of the assignee and the percentage participation interest assigned by the assignor and assumed by the assignee for purposes of the determination of such assignor’s and assignee’s respective Shares. Upon such execution, delivery, fee payment, acceptance and recording, from and after the effective date specified in each assignment, which effective date shall be at least five Business Days after the delivery thereof to the Administrative Agent, the assignee shall, to the extent of such assignment, become a party hereto and have all of the rights and obligations of a Bank hereunder and, to the extent of such assignment, such assigning Bank shall be released from its obligations hereunder but shall continue to be entitled to the benefits of Sections 2.08, 2.16, 8.05, 8.06 and 8.07 (without relieving such Bank from any liability for damages, costs and expenses suffered by the Administrative Agent, the L/C Issuers or the Company as a result of the failure by such Bank to perform its obligations hereunder).

(b) Each Bank may grant participations to one or more Persons in all or any part of, or any interest (undivided or divided) in, such Bank’s rights and/or obligations under this Agreement (any such Person being referred to herein as a “Participant”); provided, however, that (i) such Bank’s obligations under this Agreement shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) in no event shall such Bank be obligated to the Participant to take or refrain from taking any action hereunder, except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (A) the extension of any L/C Expiration Date or of any date fixed for the payment of principal of or interest, fees (if the Participant is entitled to any part thereof) or any other payment (if the Participant is entitled to any part thereof) pursuant to this Agreement or the Reimbursement Obligations, (B) the reduction of any payment of principal thereof, or (C) the reduction of the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) the reduction of the fees payable hereunder to a level below the rate at which the Participant is entitled to receive interest or such fees (as the case may be) in respect to such participation; (iv) the Company, the L/C Issuers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement; and (v) such Participant shall be entitled to the cost protection provisions provided for in Sections 2.08 and 2.16; provided, further, that the amount of such cost protection shall not exceed the amount of cost protection to which such Bank selling such participation would have been entitled under Section 2.08 or 2.16, as the case may be. Promptly after any Bank grants any such participation, such Bank shall inform the Company of the identity of the Participant and the amount of such participation.

(c) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owed to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 2.15. Reserved.

SECTION 2.16. Taxes.

(a) All payments by or on behalf of the Company hereunder shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each L/C Issuer and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such L/C Issuer or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Domestic Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, “Taxes”). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, any L/C Issuer or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Bank, such L/C Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies to the extent arising from the execution, delivery or registration of this Agreement (all of the foregoing, “Other Taxes”).

(c) No Bank may claim or demand payment or reimbursement in respect of any Taxes or Other Taxes pursuant to this Section 2.16 if such Taxes or Other Taxes, as the case may be, were imposed solely as the result of a voluntary change in the location of the jurisdiction of such Bank’s Domestic Lending Office.

(d) The Company will indemnify each Bank, each L/C Issuer and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Bank, such L/C Issuer or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank, such L/C Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

(e) Each Bank organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying that such Bank is exempt from United States withholding taxes with respect to all payments to be made to such Bank hereunder. If for any reason during the term of this Agreement, any Bank becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Bank shall notify the Administrative Agent and the Company in writing to that effect. Unless the Company and the Administrative Agent have received forms or other documents satisfactory to them (as set forth above)

indicating that payments hereunder are not subject to United States withholding tax, the Company or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States and such Bank may not claim or demand payment or reimbursement for such withheld taxes pursuant to this Section 2.16.

(f) Any Bank claiming any additional amounts payable pursuant to this Section 2.16 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(g) If the Company makes any additional payment to any Bank pursuant to this Section 2.16 in respect of any Taxes or Other Taxes, and such Bank determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge attributable solely to any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.16, such Bank shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Company such amount as such Bank shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If such Bank determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.16(g), the Company shall upon notice and demand of such Bank promptly repay the amount of such overpayment. Any determination made by a Bank pursuant to this Section 2.16(g) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 2.16(g) shall be construed as requiring any Bank to conduct its business or to arrange or alter in any respect its tax or financial affairs (except as required by Section 2.16(f)) so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of such Bank.

(h) Without prejudice to the survival of any other agreement of the Company or any Bank hereunder, the agreements and obligations of the Company and the Banks contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement; provided that no Bank shall be entitled to demand any payment from the Company under this Section 2.16 more than one year following the payment to or for the account of such Bank of all other amounts payable by the Company hereunder to such Bank and the termination of such Bank’s Commitment; provided, further, that the foregoing proviso shall in no way limit the right of any Bank to demand or receive any payment under this Section 2.16 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.

SECTION 2.17. Reserved.

SECTION 2.18. Substitution of Bank.

If any Bank has demanded compensation under Sections 2.08 or 2.16, the Company shall have the right at its sole expense, with the assistance of the Administrative Agent, to seek one or more mutually satisfactory Eligible Assignees (which may be one or more of the Banks) to purchase for cash the Share of such Bank in the outstanding Advances and the Commitment and to assume all of such Bank’s other rights and obligations hereunder pursuant to an instrument of assignment in form and substance reasonably acceptable to the Administrative Agent and otherwise in accordance with the provisions of Section 2.14(a); provided, that (i) any such assignment shall be without recourse to the assigning Bank,

(ii) such assigning Bank shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) such assignment will result in a reduction of such compensation.

ARTICLE III

CONDITIONS OF CLOSING AND ISSUANCE AND ADVANCES

SECTION 3.01. Conditions Precedent to Closing.

This Agreement shall become effective if the Administrative Agent shall have received all of the following each dated a date reasonably satisfactory to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent:

(a) (i) A counterpart of this Agreement signed on behalf of each party hereto or (ii) written evidence (which may include facsimile transmission of a signed signature page of this Agreement) that each party hereto has signed a counterpart of this Agreement.

(b) Certified copies of resolutions of the Board of Directors or equivalent managing body of the Company approving the transactions contemplated by this Agreement and of all documents evidencing other necessary organizational action of the Company with respect to this Agreement and the documents contemplated hereby.

(c) A certificate of the Secretary or an Assistant Secretary of Company certifying (A) the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the organizational documents of the Company, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by the Company of this Agreement and the documents contemplated hereby.

(d) A certificate signed by either the chief financial officer, principal accounting officer or treasurer of the Company stating that (A) the representations and warranties contained in Section 4.01 are correct on and as of the date of such certificate as though made on and as of such date, (B) no Default or Event of Default has occurred and is continuing on the date of such certificate and (C) all required governmental and third party consents and approvals in connection with this Agreement have been obtained and are in full force and effect.

(e) A favorable opinion of Sidley Austin LLP, counsel for the Company, in form and substance reasonably acceptable to the Administrative Agent.

(f) For the account of the parties entitled thereto, payment of all fees and other amounts payable pursuant to the Fee Letters.

(g) A Note, duly executed by or on behalf of the Company and made payable to each Bank that has requested a Note.

SECTION 3.02. Additional Conditions Precedent to Issuance of Letters of Credit.

The obligations of any L/C Issuer to issue any Letter of Credit in respect of any series of Bonds shall be subject to the further conditions precedent that on or before the Date of Issuance for such Letter of Credit, the Administrative Agent shall have received all of the following each dated a date reasonably satisfactory to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent and the related L/C Issuer:

(a) A certificate signed by either the chief financial officer, principal accounting officer or treasurer of the Company stating that (i) the representations and warranties contained in Section 4.01 are correct on and as of the Date of Issuance as though made on and as of such date, (ii) no event has occurred and is continuing, or would result from the issuance of such Letter of Credit, that constitutes a Default or an Event of Default, (iii) the representations and warranties of the Company contained in the Operative Documents relating to such series of Bonds to which it is a party are correct in all material respects on and as of the Date of Issuance as though made on and as of such date and (iv) all required governmental and third party consents and approvals in connection with the issuance of such Letter of Credit have been obtained and are in full force and effect.

(b) Executed copies (or duplicates thereof) of each of the Operative Documents relating to such series of Bonds and the final copy of the applicable Official Statement, together with any supplements thereto, for such series of Bonds together with a copy of each opinion, certificate and other document or instrument (in the case of each opinion, addressed to the Administrative Agent either directly or through a reliance letter), including rating letters indicating that the ratings of the related series of Bonds have been rated at least the ratings of the applicable L/C Issuer, required to be delivered pursuant to the applicable Indenture in connection with the issuance of such series of Bonds.

(c) Evidence that the First Mortgage Bond relating to such series of Bonds has been authenticated and issued to the Trustee for such series of Bonds shall be in the aggregate principal amount not less than the principal amount of such series of Bonds being issued.

(d) A certificate of a duly authorized officer of the Company certifying that attached thereto is (i) a true, correct and complete copy of the Mortgage, dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture, dated August 1, 1944, from the Company to the Mortgage Trustees, omitting copies of supplemental indentures that provide for the issuance of Debt, (ii) a listing of the supplemental indentures currently in effect and confirming that such supplemental indentures are the only supplemental indentures or other instruments in effect that have amended or supplemented the original Mortgage and (iii) a complete and correct copy of the Supplemental Indenture related to the series of Bonds being issued.

(e) Evidence that all conditions precedent to the issuance of such series of Bonds shall have occurred.

(f) The Company shall have paid any fees and disbursements payable to the Administrative Agent and the Banks pursuant to this Agreement on or prior to the Date of Issuance.

(g) Such other approvals, opinions or documents in connection with such series of Bonds as any Bank may reasonably request in connection with this Agreement or any Operative Document.

(h) A certificate of the Trustee for such series of Bonds as to the principal amount of such series of Bonds outstanding in respect of which it is acting as Trustee.

(i) A certificate of an authorized officer of the Trustee for such series of Bonds certifying the names, true signatures and incumbency of the officers of such Trustee authorized to make drawings under the Letter of Credit issued in favor of such Trustee and as to such other matters as the Administrative Agent may reasonably request.

The Company shall be deemed to have represented and warranted, on each applicable Date of Issuance, that the certifications contained in Section 3.02(a) are accurate.

SECTION 3.03. Conditions Precedent to Each Advance or Modification.

(a) (1) Each payment made by any L/C Issuer under the Letters of Credit pursuant to a Tender Draft shall constitute an Advance hereunder only if on the date of such payment the following statements (i)-(iii) shall be true and correct; and (2) the obligations of any L/C Issuer to Modify any Letter of Credit in respect of any series of Bonds shall be subject to the further conditions precedent that on the date of such Modification the following statements (i)-(iii) shall be true and correct:

(i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Advance or Modification (as the case may be), before and after giving effect to such Advance or Modification (as the case may be) and as it relates to such Advance, to the application of the proceeds therefrom, as though made on and as of such date;

(ii) The representations and warranties of the Company contained in the Operative Documents relating to such series of Bonds are correct on and as of the date of such Advance or Modification (as the case may be), before and after giving effect to such Advance or Modification (as the case may be) and as it relates to such Advance, to the application of the proceeds therefrom, as though made on and as of such date, except for changes that would not materially adversely affect the ability of the Company to meet its obligations hereunder and under the Pledge Agreement; and

(iii) No event has occurred and is continuing, or would result from such Advance or Modification (as the case may be) or as it relates to such Advance or Modification (as the case may be), from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

Unless the Company shall have previously advised the Administrative Agent in writing or the Administrative Agent has actual knowledge that one or more of the above statements is no longer true, the Company shall be deemed to have represented and warranted, on the date of each payment by any L/C Issuer under a Letter of Credit pursuant to a Tender Draft, and on the date of making any Advance (or in the case of a Modification, on the date of such Modification), that on the date of such payment (or Modification, as the case may be) the above statements are true.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Company.

In order to induce the Banks to enter into this Agreement, the Company represents and warrants to each of the Administrative Agent, the L/C Issuers and the Banks as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

(b) The execution, delivery and performance by the Company of this Agreement and the Operative Documents to which it is party are within the Company’s powers, have been duly authorized by all necessary organizational action on the part of the Company, and do not and will not contravene (i) the organizational documents of the Company, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the Company or any Subsidiary.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement or the Operative Documents to which it is party except any order that has been duly obtained and is (x) in full force and effect and (y) sufficient for the purposes hereof.

(d) This Agreement and each of the Operative Documents to which the Company is a party is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(e) (i) The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2007 and the related consolidated statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, copies of which have been furnished to the Banks, fairly present in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such date in accordance with GAAP; and (ii) since December 31, 2007, there has been no Material Adverse Change.

(f) Except as disclosed in the Company’s Annual, Quarterly or Current Reports, each as filed with the Securities and Exchange Commission and delivered to the Banks prior to the Execution Date, there is no pending or, to the knowledge of the Company after due inquiry, threatened action, investigation or proceeding affecting the Company or any Subsidiary before any court, governmental agency or arbitrator that may reasonably be anticipated to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company after due inquiry, threatened action or proceeding against the Company or any Subsidiary that purports to affect the legality, validity, binding effect or enforceability against the Company of this Agreement.

(g) No proceeds from the issuance of any Bonds or from any Advance have been or will be used directly or indirectly in connection with the acquisition of in excess of 5% of any class of equity securities that is registered pursuant to Section 12 of the Exchange Act.

(h) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds from the issuance of the Bonds or any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Not more than 25% of the value of the assets of the Company and its Subsidiaries is represented by margin stock.

(i) The Company is not required to register as an “investment company” under the Investment Company Act of 1940.

(j) During the twelve consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of the issuance of any Letter of Credit, no steps have been taken to terminate any Plan and there is no “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan. No condition exists or event or transaction has occurred with respect to any Plan (including any Multiemployer Plan) which might result in the incurrence by the Company or any other member of the Controlled Group of any material liability (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business), fine or penalty.

(k) Upon the acquisition and delivery of all or a series of Bonds pursuant to the Pledge Agreement and the related Control Agreement, the liens granted by the Pledge Agreement and such Control Agreement will be duly created and perfected with the priority contemplated by the Pledge Agreement and the Control Agreement.

(l) The information contained in each Official Statement and all written information provided to the Banks in connection with this Agreement as of their respective dates is correct in all material respects and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made in the Official Statement, in light of the circumstances under which they were made, not misleading. The Company makes no representation as to information in the Official Statement relating to any Bank and provided by a Bank for inclusion in the Official Statement or summarizing the contents of documents.

(m) Upon the issuance thereof, each of the Bonds will have been duly authorized, authenticated and issued and delivered, and will be the legal, valid and binding obligations of the applicable Issuer, and will not be in default.

(n) The performance of this Agreement and the transactions contemplated herein will not affect the status as exempt from Federal income tax, of interest on the Bonds held by any person (other than a person who is a substantial user of the project financed with those Bonds or any person considered to be related to such person (within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended, or Section 147(a) of the Code)).

(o) The Mortgage is, and when issued and delivered in connection with the issuance of a series of Bonds, each First Mortgage Bond will be, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally. The issuance of the First Mortgage Bond to the Trustee is not required to be registered under the Securities Act of 1933, as amended. The execution, delivery and performance by the Company of the Mortgage are, and when issued and delivered in connection with the issuance of a series of Bonds, each First Mortgage Bond will be, within its corporate powers, have been duly authorized by all necessary corporate action and do not violate any provision of law or any agreement, indenture, note or other instrument binding upon or affecting it or its restated articles of incorporation or by-laws or give cause for acceleration of any of its Debt, except to the extent such violation or acceleration would not, in the aggregate, have a material adverse effect on the value of any First Mortgage Bond or the Mortgaged Property or the enforceability of any First Mortgage Bond or the Mortgage.

(p) All authorizations, approvals and other actions by, and notices to and filings with, all governmental authorities and regulatory bodies required for the due execution, delivery and performance of the Mortgage have been, and when issued and delivered in connection with the issuance of a series of Bonds, each First Mortgage Bond will be, obtained or made and are in full force and effect.

(q) The Mortgage creates in favor of the Mortgage Trustees for the ratable benefit of the holders of each outstanding series of mortgage bonds issued under the Mortgage, including, when issued, the Trustee as holder of the First Mortgage Bond for the related series of Bonds, a legally valid and enforceable first priority security interest in the Mortgaged Property existing as of the date of issuance of such series of Bonds and constitutes a perfected security interest in all such Mortgaged Property, subject to (A) “permitted liens,” as defined in the Mortgage, (B) the terms of the franchises, licenses, easements, leases, permits, contracts and other instruments under which the Mortgaged Property is held or operated, and (C) such other liens, prior rights and encumbrances none of which other liens, prior rights and encumbrances, with minor or insubstantial exceptions, affects from a legal standpoint the security for any First Mortgage Bond or the Company’s right to use such properties in its business. The Mortgage conforms to the requirements of the Trust Indenture Act of 1939, as amended.

(r) The Company has good title to the Mortgaged Property, subject only to the exceptions set forth in the Mortgage and in paragraph (q) above, none of which materially impairs the use of the property affected thereby for the use intended in the operation of the business of the Company and except for defects in title or interest that would not, in the aggregate, have a material adverse effect on the value of the Mortgaged Property.

(s) Upon issuance thereof in connection with a series of Bonds, the First Mortgage Bond will be a bond issued pursuant to, and entitled to the benefit of, the Mortgage and will be authenticated and delivered in accordance with the Mortgage.

(t) Upon issuance and delivery of the First Mortgage Bond to the Trustee in connection with the issuance of the related series of Bonds and unless the related First Mortgage Bond has been released by the Trustee or the related First Mortgage Bond has been paid in full (A) such First Mortgage Bond will be outstanding (to the extent the related Bonds have not been redeemed), (B) the Trustee will be the holder of such First Mortgage Bond for all purposes under the Mortgage (unless such Trustee transfers such First Mortgage Bond) and (C) such First Mortgage Bond will rank pari passu with all other bonds and instruments issued pursuant to the Mortgage.

(u) The representations and warranties made by the Company in the Mortgage are true and correct in all material respects after giving effect to issuance of any Letters of Credit.

ARTICLE V

COVENANTS OF THE COMPANY

SECTION 5.01. Affirmative Covenants.

So long as a drawing is available under the Letters of Credit or any L/C Issuer or the Banks shall have any Commitment hereunder or the Company shall have any obligation to pay any amount payable to the Banks, the L/C Issuers or the Administrative Agent hereunder which remains unpaid (other than contingent expense reimbursement and contingent indemnification obligations in respect of which no claim for payment has been made), the Company will, unless the Majority Banks shall otherwise consent in writing:

(a) Keep Books; Existence; Maintenance of Properties; Compliance with Laws; Insurance Taxes; Trustee; Official Statement; Remarketing; Substitute Letter of Credit; Remarketing Agent; Redemption of Bonds; Registration of Bonds.

(i) keep proper books of record and account, all in accordance with GAAP;

(ii) subject to Section 5.02(b), preserve and keep in full force and effect its existence;

(iii) maintain and preserve all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect) which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

(iv) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders (including those of any Governmental Authority and including with respect to environmental matters) to the extent the failure to so comply, individually or in the aggregate, would have a Material Adverse Effect;

(v) maintain insurance with responsible and reputable insurance companies or associations, or self-insure, as the case may be, in each case in such amounts and covering such contingencies, casualties and risks as is customarily carried by or self-insured against by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and its Principal Subsidiaries operate;

(vi) at any reasonable time and from time to time, pursuant to prior notice delivered to the Company, permit any Bank, or any agent or representative of any thereof, to examine and, at such Bank’s expense, make copies of, and abstracts from the records and books of account of, and visit the properties of, the Company and any Principal Subsidiary and to discuss the affairs, finances and accounts of the Company and any Principal Subsidiary with any of their respective officers; provided, that any non-public information (which has been identified as such by the Company or the applicable Principal Subsidiary) obtained by any Bank or any of its agents or representatives pursuant to this clause (vi) shall be treated confidentially by such Person; provided, further, that such Person may disclose such information to (x) any other party to this Agreement, its examiners, Affiliates, outside auditors, counsel or other professional advisors in connection with this Agreement or (y) if otherwise required to do so by law or regulatory process (it being understood that, unless prevented from doing so by any applicable law or Governmental Authority, such Person shall use reasonable efforts to notify the Company of any demand or request for any such information promptly upon receipt thereof so that the Company may seek a protective order or take other appropriate action);

(vii) use the proceeds of the issuance of the Bonds for the purposes set forth in the related Indenture, but in no event for any purpose that would be contrary to Sections 4.01(g) or 4.01(h);

(viii) pay, prior to delinquency, all of its federal income taxes and other material taxes and governmental charges, except to the extent that (a) such taxes or charges are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or (b) failure to pay such taxes or charges would not reasonably be expected to have a Material Adverse Effect;

(ix) maintain in place a Trustee in accordance with the provisions of each Indenture. Without the prior written approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Company will not appoint or permit or suffer to be appointed any successor Trustee; provided, however, that the foregoing shall not apply to an entity that succeeds to all or substantially all of the Trustee’s corporate trust business as a result of a merger, sale of assets or other corporate reorganization.

(x) not include, or permit to be included, any material or reference relating to any Bank in any Official Statement or any tombstone advertisement, unless such material or reference is approved in writing by such Bank prior to its inclusion therein; and will not distribute, or permit to be distributed or used, any Official Statement unless copies of such Official Statement are furnished to such Bank;

(xi) not suffer or permit the Remarketing Agent to remarket any Bonds at a price less than the principal amount thereof plus accrued interest, if any, thereon to the respective dates of remarketing. Upon written notice from the Administrative Agent that any Remarketing Agent is failing to reprice or remarket the applicable Bonds in the manner contemplated by the Remarketing Agreement (including in the event at any time no person is serving as Remarketing Agent for any Bonds), the Company will take all appropriate action available to the Company to remedy such failure;

(xii) not substitute another letter of credit for any Letter of Credit unless prior to or simultaneously with such substitution, there shall be repaid to the Banks in full in cash all amounts owing hereunder with respect to such Letter of Credit and such Letter of Credit shall be cancelled;

(xiii) maintain in place a Remarketing Agent in respect of each of the Bonds in accordance with the provisions of the applicable Indenture. Without the prior written approval of the Majority Banks (which approval shall not be unreasonably withheld), the Company will not appoint or permit or suffer to be appointed any successor Remarketing Agent;

(xiv) use its reasonable best efforts to cause the Trustee, upon redemption or defeasance of all of the Bonds pursuant to any Indenture, to surrender the Letter of Credit issued in respect of such Bonds to the applicable L/C Issuer for cancellation; and

(xv) cause all Bonds which it acquires, or which it has had acquired for its account, to be registered forthwith in accordance with the applicable Indenture in the name of the Company or its nominee (the name of any such nominee to be disclosed to the Trustee and the Administrative Agent).

(b) Reporting Requirements. Furnish to the Banks:

(i) as soon as possible, and in any event within five Business Days after the Company becomes aware of the existence of any Default or Event of Default with respect to the Company continuing on the date of such statement, after due inquiry, a statement of an authorized officer of the Company setting forth details of such Default or Event of Default and the action which the Company proposes to take with respect thereto;

(ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission with respect to such quarter (or, if the Company is not required to file a Quarterly Report on Form 10-Q, copies of an unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statement of income of the Company for the portion of the Company’s fiscal year ending on the last day of such quarter, in each case prepared in accordance with GAAP, subject to the absence of footnotes and to year-end adjustments), together with the compliance certificate referred to in Section 5.01(b)(iv);

(iii) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year (or, if the Company is not required to file an Annual Report on Form 10-K, the consolidated balance sheet of the Company and its subsidiaries as of the last day of such fiscal year and the related consolidated statements of income, retained earnings (if applicable) and cash flows of the Company for such fiscal year, certified by PricewaterhouseCoopers LLP or other certified public accountants of recognized national standing), together with the compliance certificate referred to in Section 5.01(b)(iv);

(iv) concurrently with the delivery of the quarterly and annual reports referred to in Sections 5.01(b)(ii) and 5.01(b)(iii), a compliance certificate in substantially the form set forth in Exhibit C, duly completed and signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company;

(v) except as otherwise provided in clause (ii) or (iii) above, promptly after the sending or filing thereof, copies of all reports that the Company sends to any of its security holders, and copies of all Reports on Form 10-K, 10-Q or 8-K, and registration statements (without exhibits) and prospectuses that the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange (except to the extent that any such registration statement or prospectus relates solely to the issuance of securities pursuant to employee purchase, benefit or dividend reinvestment plans of the Company or a Subsidiary);

(vi) promptly upon becoming aware of the institution of any steps by the Company or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could result in the incurrence by the Company or any other member of the Controlled Group of any material liability, fine or penalty, notice thereof and a statement as to the action the Company proposes to take with respect thereto;

(vii) promptly upon becoming aware thereof, notice of any change in the Fitch Rating, Moody’s Rating or the S&P Rating;

(viii) a copy of any notice, certification, demand or other writing or communication given by any Issuer to the Company or by the Company to any Issuer under or in connection with a series of Bonds or any of the Operative Documents with respect to such series of Bonds, in each case promptly after the receipt or giving of the same;

(ix) promptly upon becoming aware thereof, notice of the failure by any Remarketing Agent or Trustee to perform any of its material obligations under the Remarketing Agreement or the Indenture and copies of any notification delivered to or received by it with respect to a downgrade, withdrawal or suspension of the rating assigned by either Fitch, Moody’s or S&P to the applicable series of Bonds; and

(x) such other information respecting the business, operations or condition, financial or otherwise, of the Company or any Subsidiary as any Bank, through the Administrative Agent, may from time to time reasonably request (including any information that any Bank reasonably requests in order to comply with its obligations under any “know your customer” or anti-money laundering laws or regulations).

The Company may provide information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Section 5.01(b) and all other notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any communication that (i) relates to a request for the issuance of a Letter of Credit or a notice of an Advance, (ii) relates to the payment of any amount due under this Agreement prior to the scheduled date therefor or any reduction of the Commitments, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement or the issuance of any Letter of Credit or the making of any Advance hereunder (any non-excluded communication described above, a “Communication”), electronically (including by posting such documents, or providing a link thereto, on Exelon’s or the Company’s Internet website). Notwithstanding the foregoing, the Company agrees that, to the extent requested by the Administrative Agent or any Bank, it will continue to provide “hard copies” of Communications to the Administrative Agent or such Bank, as applicable.

The Company further agrees that the Administrative Agent may make Communications available to the Banks by posting such Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATION OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY COMMUNICATION OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT HAVE ANY LIABILITY TO THE COMPANY, ANY BANK OR ANY OTHER PERSON FOR DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT SUCH DAMAGES ARE FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL THE ADMINISTRATIVE AGENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF THE PLATFORM OR THE COMPANY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

Each Bank agrees that notice to it (as provided in the next sentence) specifying that a Communication has been posted to the Platform shall constitute effective delivery of such Communication to such Bank for purposes of this Agreement. Each Bank agrees (i) to notify the Administrative Agent from time to time of the e-mail address to which the foregoing notice may be sent and (ii) that such notice may be sent to such e-mail address.

SECTION 5.02. Negative Covenants.

So long as a drawing is available under the Letters of Credit or any L/C Issuer or the Banks shall have any Commitment hereunder or the Company shall have any obligation to pay any amount payable to the Banks, the L/C Issuers or the Administrative Agent hereunder which remains unpaid (other than contingent expense reimbursement and contingent indemnification obligations in respect of which no claim for payment has been made), the Company will not, unless the Majority Banks shall otherwise consent in writing:

(a) Limitation on Liens. Create, incur, assume or suffer to exist, or permit any of its Principal Subsidiaries to create, incur, assume or suffer to exist, any Lien on its respective property, revenues or assets, whether now owned or hereafter acquired, except:

(i) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business;

(ii) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(iii) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv) Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property or the conduct of the ordinary course of its business, including (A) zoning restrictions, easements, rights of way, reservations, restrictions on the use of real property and other minor irregularities of title, (B) rights of lessees under leases, (C) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in the possession of such banks, (D) Liens or deposits to secure the performance of statutory obligations, tenders, bids, leases, progress payments, performance or return-of-money bonds, performance or other similar bonds or other obligations of a similar nature incurred in the ordinary course of business, and (E) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or pursuant to the requirements of a governmental entity, in each case which are not incurred in connection with the borrowing or money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair the use of property in the operation of the business of the Company and its Subsidiaries taken as a whole;

(v) Liens (A) on the capital stock of or any other equity interest in any Subsidiary which is a Debtor, and (B) granted in connection with the financing of generating facilities (including associated support and ancillary facilities), limited to the facilities so financed or developed by a Debtor or otherwise acquired by a Debtor from a Person other than the Company or its Subsidiaries, in each case to secure Nonrecourse Indebtedness issued by such Debtor;

(vi) Liens upon or in any property acquired in the ordinary course of business to secure the purchase price of such property or to secure any obligation incurred solely for the purpose of financing the acquisition of such property;

(vii) Liens existing on property at the time of the acquisition thereof (other than any such Lien created in contemplation of such acquisition unless permitted by the preceding clause (vi));

(viii) Liens on the property, revenues and/or assets of any Person that exist at the time such Person becomes a Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens;

(ix) Liens granted in connection with any financing arrangement for the financing of pollution control facilities, limited to the facilities so purchased or financed;

(x) Liens on any improvements to property securing Indebtedness incurred to provide funds for all or part of the cost of such improvements in a principal amount not exceeding the cost of acquisition or construction of such improvements and incurred within 12 months after completion of such improvements or construction, provided, that such Liens do not extend to or cover any property of the Company or any Subsidiary other than such improvements;

(xi) Liens arising in connection with sales or transfers of, or financing secured by, accounts receivable or related contracts, including Liens granted by a Receivables SPC to secure Debt arising under a Permitted Securitization; provided, that any such sale, transfer or financing shall be on arms’ length terms;

(xii) Permitted Encumbrances;

(xiii) Liens created under the Mortgage and “permitted liens” as defined in the Mortgage as in effect on the date hereof;

(xiv) Liens securing the Company’s notes collateralized solely by mortgage bonds of the Company issued under the terms of the Mortgage;

(xv) Liens arising in connection with sale and leaseback transactions, but only to the extent that (A) except as permitted by the following clause (B), the proceeds received from such sale are immediately applied to retire mortgage bonds of the Company issued under the terms of the Mortgage and (B) the aggregate purchase price of all assets sold by the Company during the term of this Agreement pursuant to sale and leaseback transactions where such proceeds are not applied as provided in clause (A) does not exceed $1,000,000,000;

(xvi) Liens incurred or deposits to secure the performance of surety bonds incurred in the ordinary course of business consistent with past practice, provided that such Liens shall cover only the Company’s or its Subsidiaries’ interests in and relating to the contract underlying the transaction for which such surety bonds were issued;

(xvii) Liens on cash or cash equivalents created or existing to secure stay or appeal bonds or otherwise resulting from any litigation or legal proceeding which are being contested in good faith by appropriate action promptly initiated and diligently conducted, including the Lien of any judgment; provided, that the aggregate amount secured by all such Liens does not exceed $50,000,000;

(xviii) agreements for and obligations relating to the joint or common use of property owned solely by the Company or any of its Principal Subsidiaries, or owned by the Company or any of its Principal Subsidiaries in common or jointly with one or more other parties;

(xix) Liens securing any extension, renewal, replacement or refinancing of Indebtedness secured by any Lien referred to in clauses (vii), (viii), (ix), (x) or (xviii) of this Section 5.02(a); provided, that

(A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property); and

(B) the amount secured by such Lien at such time is not increased to any amount greater than the amount outstanding at the time of such renewal, replacement or refinancing;

(xx) Liens existing on the date hereof and described in Schedule 5.02(a);

(xxi) Liens granted by a Special Purpose Subsidiary to secure Transitional Funding Instruments of such Special Purpose Subsidiary and Liens granted by Company to a Special Purpose Subsidiary on the Intangible Transition Property sold to such Subsidiary as a precaution in case such sales are re-characterized as financings of the Company;

(xxii) Liens on assets held by entities which are required to be included in the Company’s consolidated financial statements solely as a result of the application of Financial Accounting Standards Board Interpretation No. 46R;

(xxiii) Liens created under the Pledge Agreement, the Control Agreement and this Agreement and other Liens on tax-exempt bonds pledged by the Company in connection with a failed remarketing of such bonds; and

(xxiv) Liens, other than those described in clauses (i) through (xxiii) of this Section 5.02(a), granted by the Company in the ordinary course of business securing Debt; provided that the aggregate amount of all Debt secured by Liens permitted by this clause (xxiv) shall not exceed in the aggregate at any one time outstanding $50,000,000.

(b) Mergers and Consolidations; Disposition of Assets. Merge with or into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or permit any Principal Subsidiary to do so, except that (i) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Principal Subsidiary, (ii) any Principal Subsidiary may merge with or into or consolidate with or transfer assets to the Company and (iii) the Company or any Principal Subsidiary may merge with or into or consolidate with or transfer assets to any other Person; provided that, in each case, immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (A) in the case of any such merger, consolidation or transfer of assets to which the Company is a party, either (x) the Company shall be the surviving entity or (y) the surviving entity shall be an Eligible Successor and shall have assumed all of the obligations of the Company under this Agreement and the Operative Documents to which it is a party pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and the Administrative Agent shall have received an opinion of counsel in form and substance satisfactory to it as to the enforceability of such obligations assumed and (B) subject to clause (A) above, in the case of any such merger, consolidation or transfer of assets to which any Principal Subsidiary is a party, a Principal Subsidiary shall be the surviving entity.

(c) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.00 to 1.0.

(d) Continuation of Businesses. Engage, or permit any Subsidiary to engage, in any line of business which is material to the Company and its Subsidiaries, taken as a whole, other than businesses engaged in by the Company and its Subsidiaries as of the date hereof and reasonable extensions thereof.

(e) Amendment of Agreements. Amend, modify, waive or terminate, or agree to amend, modify, waive or terminate, any Operative Document or any term or condition thereunder that would in any way adversely affect the Banks.

(f) Optional Redemption; Purchase. Permit the Issuer to (i) optionally redeem any Bonds of a series (other than Pledged Bonds related to such series) issued under the applicable Indenture prior to redeeming Pledged Bonds for such series in full or (ii) purchase any Bonds in lieu of redemption.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default.

The occurrence of any of the following events shall be an “Event of Default” hereunder:

(a) The Company shall fail to pay when due any amount paid by the Administrative Agent, any L/C Issuer or any Bank under any Letter of Credit or any principal of any Tender Advance or shall fail to pay, within three days of the due date thereof, any interest or any fees payable hereunder;

(b) Any representation or warranty made by the Company herein, in any Operative Document or in any certificate, financial or other statement furnished by the Company (or any of its Authorized Officers) pursuant to the terms of this Agreement or such Operative Document shall prove to have been incorrect or misleading in any material respect when made;

(c) The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a)(vii), Section 5.01(a)(x), Section 5.01(b)(i) or Section 5.02 or (ii) any other term, covenant or agreement on its part to be performed or observed contained in this Agreement or in any Operative Document to which it is a party if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent (which notice shall be given by the Administrative Agent at the written request of any Bank);

(d) An “Event of Default” shall have occurred under and as defined in the Credit Agreement; or the Company or any Principal Subsidiary shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt hereunder, Nonrecourse Indebtedness, Debt of a Receivables SPC under a Permitted Securitization, and Transitional Funding Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, other than any acceleration of any Debt secured by equipment leases or fuel leases of the Company or a Principal Subsidiary as a result of the occurrence of any event requiring a prepayment (whether or not characterized as such) thereunder, which prepayment will not result in a Material Adverse Change;

(e) The Company or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any Principal Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property,) shall occur; or the Company or any Principal Subsidiary shall take any action to authorize or to consent to any of the actions set forth above in this Section 6.01(e);

(f) One or more judgments or orders for the payment of money in an aggregate amount exceeding $50,000,000 (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) shall be rendered against the Company or any Principal Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) (i) Any Reportable Event that the Majority Banks determine in good faith is reasonably likely to result in the termination of any Plan or in the appointment by the appropriate United States District Court of a trustee to administer a Plan shall have occurred and be continuing 60 days after written notice to such effect shall have been given to the Company by the Administrative Agent; (ii) any Plan shall be terminated; (iii) a trustee shall be appointed by an appropriate United States District Court to administer any Plan; (iv) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or (v) the Company or any other member of the Controlled Group withdraws from any Multiemployer Plan; provided that on the date of any event described in clauses (i) through (v) above, the Company has received notice assessing the liability of the Company with respect to the applicable Plan and such liability exceeds $50,000,000;

(h) The outstanding capital stock of the Company shall fail to be at least 85% owned, directly or indirectly, by Exelon (other than as a result of Exelon distributing the capital stock of the Company to Exelon’s shareholders generally);

(i) Any material provision of this Agreement or any Operative Document to which the Company is a party shall at any time for any reason cease to be valid and binding on the Company or any Indenture shall cease to be valid and binding on the Trustee and the Issuer, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any governmental authority or regulatory body or the Company shall deny that it has any or further liability or obligation under this Agreement or any Operative Document to which the Company is a party;

(j) the Liens created by the Control Agreements or the Pledge Agreement shall cease to create a Lien on the collateral described therein with the priority purported to be created thereby securing the obligations to the Administrative Agent and the Banks; or

(k) The occurrence of an “event of default” under and as defined in the Indentures or any other Operative Document to which the Company is a party.

SECTION 6.02. Upon an Event of Default.

If any Event of Default shall have occurred and be continuing, then, and in any such event, the Administrative Agent may, and upon written instructions from the Majority Banks, shall, (i) by notice to the Company declare all Tender Advances and all interest accrued thereon and all other amounts due hereunder immediately due and payable and, upon such declaration, the same shall become and be immediately due and payable (provided that, upon the occurrence of any Event of Default under Section 6.01(e), all such amounts shall automatically become and be immediately due and payable) without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (ii) give written notice to the Trustee as contemplated in the applicable Indenture, that an Event of Default has occurred with directions for either a mandatory tender or acceleration of all Bonds currently outstanding, (iii) by notice sent to the Company, require the immediate deposit of cash collateral in an amount equal to the Maximum Credit Amount for all Letters of Credit and all unpaid Tender Advances, and the same shall thereupon become and be immediately due and payable by the Company; provided, however, that the Administrative Agent shall cause such cash collateral to be deposited in a separate account which shall not be debited to make any payment directly to a beneficiary of a Letter of Credit pursuant to a draw by such beneficiary under such Letter of Credit, and (iv) pursue all remedies available to it at law, by contract, at equity or otherwise, including all remedies under the Pledge Agreement and the Control Agreements. The Company hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Banks and any L/C Issuer, a security interest in all of the Company’s right, title and interest in and to all funds which may from time to time be on deposit in such cash collateral account to secure the prompt and complete payment and performance of the Company’s obligations hereunder (including, without limitation, any and all Reimbursement Obligations and any other amounts as shall become due and payable by the Company to the Banks or any L/C Issuer under this Agreement, the Pledge Agreement or any Control Agreement), and the Administrative Agent may at any time or from time to time after funds are deposited in the such cash collateral account, apply such funds to the payment of any such obligations. All funds on deposit in any cash collateral account shall be invested as required in any tax exemption or arbitrage certificate and agreement among the Company, the Issuer and the Trustee applicable to each series of Bonds (each, a “Tax Agreement”), with respect to the investment of Gross Proceeds (as defined in the applicable Tax Agreement).

ARTICLE VII

THE AGENTS AND THE L/C ISSUERS

SECTION 7.01. Authorization and Action.

Each Bank hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Reimbursement Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Company, any Trustee or any L/C Issuer pursuant to the terms of this Agreement.

SECTION 7.02. Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent, the L/C Issuers nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Operative Document, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, each of the Administrative Agent and the L/C Issuers: (i) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representations to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any Operative Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Operative Document on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Operative Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any Operative Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any Operative Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Operative Document or otherwise exist against the Administrative Agent.

SECTION 7.03. Bank Independent Credit Decision.

Each Bank, including any Bank executing and delivering an assignment, confirms and agrees hereto as follows: (i) neither the Administrative Agent or any L/C Issuer makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) neither the Administrative Agent or any L/C Issuer makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) each Bank confirms that it and its legal counsel have received a copy of this Agreement and the Exhibits hereto, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, and acknowledges that it is satisfied with the form and substance of this Agreement and the Exhibits hereto; (iv) each Bank will, independently and without reliance upon the Administrative Agent, any L/C Issuer or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, and will not rely on the Administrative Agent or any L/C Issuer (x) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Company under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed by the Administrative Agent) or (y) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Company; (v) each Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) each Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

SECTION 7.04. Indemnification.

The Banks agree to indemnify the Administrative Agent and the L/C Issuers (to the extent not reimbursed by the Company), ratably according to their respective Shares determined at the time such indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or any L/C Issuer in their respective capacities as such in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or any L/C Issuer under this Agreement or the Operative Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or the L/C Issuers’ gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent and the L/C Issuers promptly upon demand for its ratable share (determined at the time such unreimbursed expenses are sought) of any out of pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or any L/C Issuer in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Administrative Agent or any L/C Issuer is not reimbursed for such expenses by the Company. This provision shall survive the termination of this Agreement.

SECTION 7.05. Barclays and Affiliates.

With respect to its Share and the Reimbursement Obligations held by it, Barclays shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include Barclays in its individual capacity. Barclays and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with the Company or any of its Subsidiaries, all as if Barclays were not the Administrative Agent and without any duty to account therefor to the Banks.

SECTION 7.06. Successor Administrative Agent.

The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent subject to the approval of the Company (not to be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving notice of resignation or the Majority Banks removal of the retiring Administrative Agent, then the retiring Administrative Agent after consultation with the Company may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $150,000,000.00. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 7.07. Documentation Agents, Syndication Agent, Lead Arrangers and Book Runners.

The titles “Documentation Agent,” “Syndication Agent”, “Lead Arranger” and “Book Runner” are purely honorific, and no Person designated as a “Documentation Agent,” a “Syndication Agent”, a “Lead Arranger” or a “Book Runner” shall have any duties or responsibilities in such capacity.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc.

No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the L/C Issuers, the Administrative Agent, the Majority Banks and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 3.03, (b) increase the amount of the Commitment, extend any L/C Expiration Date then in effect or subject any Banks to any additional obligations, (c) reduce the principal of, or interest on, the Reimbursement Obligations or any fees or other amounts payable hereunder (except fees payable for the account of the L/C Issuers or Administrative Agent), (d) postpone any date fixed for any payment of principal of, or interest on, the Reimbursement Obligations or any fees or other amounts payable hereunder (except fees payable for the account of the L/C Issuers or Administrative Agent), (e) change the percentage of the Reimbursement Obligations or of the Shares or the number of Banks that shall be required for the Banks or any of them to take any action hereunder, (f) alter the ratable application of payments or prepayments of principal, interest or other amounts hereunder among the Banks, (g) release any of the Pledged Bonds except upon reimbursement for the drawings related to such Pledged Bonds or as otherwise provided in this Agreement or the Pledge Agreement or (h) amend, waive, supplement or otherwise modify this Section 8.01, Section 8.04(b) or Section 8.04(c); provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the L/C Issuers, in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent or the L/C Issuers, respectively, under this Agreement.

SECTION 8.02. Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telecopy notice) and mailed, sent, telecopied or delivered:

(i) if to the Company, to its street address at 440 South LaSalle Street, Suite 3300, Chicago, Illinois 60605, and, in the case of telecopy, to telecopy no. (312) 394-2867, in each case to Attention: Chief Financial Officer, with copies to it at the same address, Attention: General Counsel, telecopy no. (312) 394-5433;

(ii) if to the Administrative Agent or to Barclays, as a Bank, in the case of deliveries or mailings, to its address at 200 Park Avenue, New York, New York 10166 and, in case of telecopy, to telecopy no. (212) 412-7600, in each case to Attention: Gary B. Wenslow, Bank Debt Management, with a copy to Attention: May Huang, Bank Debt Management, at 200 Park Avenue, New York, New York 10166, and, in case of telecopy, to telecopy no. (212) 412-7600;

(iii) if to an L/C Issuer, to its address specified on Schedule 1.01 hereto; and

(iv) if to any other Bank, at its Domestic Lending Office specified in its Administrative Questionnaire or to the address designated by such Bank in the assignment agreement executed by such Bank pursuant to Section 2.14(a);

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when mailed or sent, addressed as aforesaid, except that notices to any L/C Issuer or the Administrative Agent pursuant to the provisions of Article II shall not be effective until received by such L/C Issuer or the Administrative Agent, as appropriate.

SECTION 8.03. No Waiver; Remedies.

No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Right of Set-off; Sharing of Payments.

(a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Company or to any other person or entity, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special (but excluding any special deposits held by the Company as (i) cash collateral deposits to secure the performance by contractual counterparties in connection with power purchase agreements or (ii) cash deposits for application to the redemption or refinancing of outstanding securities; in any such case, as identified or referenced in the title of the deposit account or in the documents governing the establishment of the account)) and any other indebtedness at any time held or owing by such Bank to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Bank under this Agreement, and any Letter of Credit, including all claims of any nature or description arising out of or connected with this Agreement and/or the Letters of Credit, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

(b) Each Bank agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section are in addition to other rights and remedies (including other rights of set-off) that the Banks may have.

(c) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding all proceeds received by assignments or sales of participations in accordance with Section 2.14) on account of the Reimbursement Obligations in excess of its ratable share of payments on account of such Reimbursement Obligations obtained by all the Banks, such Bank shall forthwith purchase from the other Banks a participation in the portions of such Reimbursement Obligations owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchases shall be rescinded and the other Banks shall repay to the purchasing Bank the purchase price to the extent of such recovery together in each case with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of the such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

(d) Notwithstanding the foregoing, if any Bank shall obtain any such excess payment involuntarily, such Bank may, in lieu of purchasing participations from the other Banks in accordance with subsection (c) above, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 2.09.

SECTION 8.05. Indemnification.

The Company hereby indemnifies and holds the Administrative Agent, each L/C Issuer, each Bank and their respective officers, directors, employees and affiliates harmless from and against any and all claims, damages, losses, liabilities, costs or expenses that the Administrative Agent, such L/C Issuer or such Bank, as the case may be, may incur or which may be claimed against the Administrative Agent, any L/C Issuer or any Bank by any person or entity (whether or not the Administrative Agent, such L/C Issuer or such Bank, as the case may be, is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from such proceeding):

(a) By reason of or in connection with the initial offering and sale of the Bonds or the subsequent remarketing and transfer from time to time of the Bonds, provided, however, that, in the case of any action or proceeding alleging an inaccuracy in a material respect, or an untrue statement, with respect to information supplied by and describing the L/C Issuer in Appendix B to the Official Statement for the Bonds or in any Supplement to Official Statement (the “Bank Information”), or an omission to state therein a material fact necessary to make the statements in the Bank Information, in the light of the circumstances under which they were made, not misleading, (i) indemnification by the Company pursuant to this Section 8.05(a) shall be limited to the costs and expenses of the Administrative Agent, each L/C Issuer or each Bank (including fees and expenses of such party’s counsel) of defending such allegation, (ii) if in any such action or proceeding it is finally determined that the Bank Information contained an inaccuracy in a material respect or an untrue statement of a material fact or omitted to state therein a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, then the Company shall not be required to indemnify the Administrative Agent, each L/C Issuer or each Bank pursuant to this Section 8.05(a) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by such inaccuracy or untrue statement or omission, and (iii) if any such action or proceeding shall be settled by the Administrative Agent, such L/C Issuer or such Bank without there being a final determination to the effect described in the preceding clause (ii), then the Company shall be required to indemnify the Administrative Agent, such L/C Issuer or such Bank pursuant to this Section 8.05(a) only if such action or proceeding is settled with the Company’s consent; or

(b) By reason of or in connection with the execution, delivery or performance of this Agreement or any Operative Document or any transaction contemplated by this Agreement or any Operative Document; or

(c) By reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, the Letters of Credit; provided, however, that the Company shall not be required to indemnify any L/C Issuer pursuant to this Section 8.05(c) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) such L/C Issuer’s willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction, in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such L/C Issuer’s willful failure to make lawful payment under a Letter of Credit after the presentation to it by the Trustee or a successor trustee of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

Each party hereto hereby agrees, to the fullest extent permitted by applicable law, not to assert any claim it may have against the other (including, its officers, directors, employees, attorneys and agents), on any theory of liability, for special, indirect, consequential or punitive damages arising out of or relating to the actual or proposed use of the proceeds of any Letter of Credit, any Operative Document, or any of the transactions contemplated thereby. Nothing in this Section 8.05 is intended to limit the Company’s obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 8.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letters of Credit.

SECTION 8.06. Liability of the Banks.

Unless expressly set forth to the contrary herein, the Company assumes all risks of the acts or omissions of each Trustee and any other beneficiary or transferee of the Letters of Credit with respect to its use of the Letters of Credit. Neither the L/C Issuers, the Banks nor any of their officers or directors shall be liable or responsible for: (a) the use that may be made of the Letters of Credit or any acts or omissions of any Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any L/C Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment, under any Letter of Credit, except that the Company shall have a claim against an L/C Issuer, and such L/C Issuer shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company that the Company proves were caused by (i) such L/C Issuer’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such L/C Issuer’s willful failure to make lawful payment under a Letter of Credit after the presentation to it by the Trustee or a successor trustee of a draft and certificate strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 8.07. Costs and Expenses.

The Company agrees to pay on demand all costs and expenses in connection with the execution, delivery, filing, recording, administration and amendment of this Agreement and any other documents that may be delivered in connection with this Agreement or the transactions contemplated hereby, including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the L/C Issuers and with respect to advising the Administrative Agent and the L/C Issuers as to its rights and responsibilities under this Agreement and all costs and expenses including reasonable counsel fees and expenses of the Administrative Agent and the L/C Issuers in connection with (i) the enforcement of this Agreement, the Operative Documents and such other documents that may be delivered in connection herewith or therewith (and, in the event of a Default or Event of Default, all such costs and expenses of the other Banks) or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain any L/C Issuer from paying any amount under a Letter of Credit. In addition, the Company shall pay any and all stamp and, except as otherwise provided in Section 2.16, other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Operative Documents or the Letters of Credit or any such other documents, and agrees to save the Administrative Agent, each Bank and each L/C Issuer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 8.08. Binding Effect; Entire Agreement.

This Agreement shall become effective when it shall have been executed by the Company, the Banks, the Administrative Agent and the L/C Issuers and thereafter shall be binding upon and inure to the benefit of each of them and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks (except as otherwise provided in Section 5.02(b)(iii)).

SECTION 8.09. Confidentiality.

The Administrative Agent and each Bank agrees to exercise all reasonable efforts to keep any proprietary or financial information delivered or made available by the Company to it, confidential from anyone other than (x) the officers, directors and employees of the Administrative Agent or any Bank who have a need to know such information in accordance with customary banking practices and (y) agents of, or persons retained by, the Administrative Agent or any Bank who are or are expected to become engaged in evaluating, approving, structuring or administering any Letter of Credit, and who, in the case of (x) and (y), receive such information having been made aware of the restrictions set forth in this Section; provided, that nothing herein shall prevent the Administrative Agent or any Bank from disclosing such information (i) upon the order of any court or administrative agency or otherwise pursuant to subpoena or similar procedure in accordance with law, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent or any Bank or any self-regulatory body having or claiming authority to regulate or oversee any aspect of the Administrative Agent’s, any L/C Issuer’s or any Bank’s business or that of any of its Affiliates, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Administrative Agent or any Bank may be a party, (v) to the Administrative Agent’s or any Bank’s legal counsel and independent auditors, (vi) to any actual or proposed assignee or participant which has agreed in writing to be bound by the provisions of this Section 8.09, (vii) any Person to (or through) whom any Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement and to any Person with (or through) whom any Bank enters into (or may potentially enter into) any sub-participation, any hedge agreement, any securitization or other agreement in relation to, or any transaction under which payments are to be made by reference to, this Agreement, (viii) in connection with the exercise of any remedy hereunder or (ix) with the prior written consent of the Company. The Administrative Agent and each Bank shall attempt in good faith, to the extent permitted by applicable law, (i) to notify the Company of any disclosure of such information referred to in clause (i) of the preceding sentence and (ii) upon a reasonable and timely request by the Company, apply (at the Company’s expense) for an appropriate protective order to preserve the confidentiality of such information or limit the disclosure thereof.

SECTION 8.10. Severability.

Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

SECTION 8.11. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.12. Waiver of Jury Trial.

Each of the Company, the Administrative Agent, the L/C Issuers and the Banks hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, any of the Operative Documents or the transactions contemplated hereby or thereby.

SECTION 8.13. Consent to Jurisdiction.

(a) THE COMPANY IRREVOCABLY (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PLEDGE AGREEMENT, ANY CONTROL AGREEMENT OR THE OPERATIVE DOCUMENTS MAY BE BROUGHT IN A COURT OF RECORD IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SUCH STATE, (ii) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) TO THE EXTENT THAT THE ADMINISTRATIVE AGENT, ANY L/C ISSUER, ANY BANK OR THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE LETTERS OF CREDIT AND THE OTHER OPERATIVE DOCUMENTS.

(c) Nothing in this Section 8.13 shall affect the right of the Administrative Agent or any Bank to bring any suit, action or proceeding against the Company or its property in the courts of any other jurisdiction.

SECTION 8.14. Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.15. Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. One or more counterparts of this Agreement may be delivered via telecopier with the intention that they shall have the same effect as an original executed counterpart hereof.

SECTION 8.16. Patriot Act.

Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Bank to identify such Loan Party in accordance with the Act.

SECTION 8.17. No Advisory or Fiduciary Responsibility.

In connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the other agents and the lead arrangers and the Banks are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the other agents and the lead arrangers and the Banks on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) the Administrative Agent, the other agents and each lead arranger and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the other agents and any lead arranger nor any Bank has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Administrative Agent, the other agents and the lead arrangers and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, the other agents and any lead arranger nor any Bank has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent, the other agents and the lead arrangers and the Banks with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMMONWEALTH EDISON COMPANY

By	/s/ Robert K. McDonald
Name:	Robert K. McDonald
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Letter of Credit and Reimbursement Agreement

BARCLAYS BANK PLC, as Administrative Agent and as a Bank

By	/s/ Gary B. Wenslow
Name:	Gary B. Wenslow
Title:	Associate Director

Signature Page to Letter of Credit and Reimbursement Agreement

THE ROYAL BANK OF SCOTLAND PLC, as a Bank

By	/s/ Andrew N. Taylor
Name:	Andrew N. Taylor
Title:	Vice President

RBS SECURITIES CORPORATION d/b/a RBS GREENWICH CAPITAL, as Syndication Agent

By	/s/ Rose White
Name:	Rose White
Title:	Director

Signature Page to Letter of Credit and Reimbursement Agreement

BANK OF AMERICA, N.A., as Co-Documentation Agent and as a Bank

By	/s/ Patrick N. Martin
Name:	Patrick N. Martin
Title:	Vice President

Signature Page to Letter of Credit and Reimbursement Agreement

THE BANK OF NOVA SCOTIA, as Co-Documentation Agent, L/C Issuer and as a Bank

By	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

Signature Page to Letter of Credit and Reimbursement Agreement

SUNTRUST BANK, as Co-Documentation Agent, L/C Issuer and as a Bank

By	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

Signature Page to Letter of Credit and Reimbursement Agreement

JPMORGAN CHASE BANK, N.A., as a Bank

By	/s/ Michael DeForge
Name:	Michael DeForge
Title:	Executive Director

Signature Page to Letter of Credit and Reimbursement Agreement

SCHEDULE 1.01

SHARES AND ADDRESSES FOR NOTICES

Bank	Share	Operations Contact
Barclays Bank plc	16.6751895%	Nicholas Guzzardo Barclays Capital Services LLC Global Services Unit 200 Cedar Knolls Road Whippany, New Jersey 07981 Tel: (973) 576-3702 Fax: (973) 576-3014 Email: nicholas.guzzardo@barcap.com

The Royal Bank of Scotland plc	16.6649621%	Ellen Guo 600 Steamboat Road Greenwich, Connecticut 06830 Tel: (203) 971-7627 Fax: (212) 401-1494 Email: ellen.guo@rbs.com

Bank of America, N.A.	16.6649621%	Jared L. McClure 901 Main Street 14th Floor Dallas, Texas 75202 Tel: (214) 209-2354 Fax: (214) 290-9413 Email: jared.l.mcclure@bankofamerica.com

JPMorgan Chase Bank, N.A.	16.6649621%	Kim Brown 1111 Fannin Street 10th Floor Houston, Texas 77002 Tel: (713) 750-2880 Fax: (713) 427-6307 Email: Kimberly.texas.brown@chase.com

The Bank of Nova Scotia	16.6649621%	Lucy Yang 720 King Street West, 2F Toronto, Ontario, Canada M5V 2T3 Tel: (212) 225-5705 Fax: (212) 225-5709 Email: lucy_yang@scotiacapital.com

SunTrust Bank	16.6649621%	Nicole Barry 303 Peachtree Street, 10th Floor Atlanta, Georgia 30308 Tel: (404) 658-4777 Fax: (404) 588-4401 Email: nicole.d.barry@suntrust.com

SCHEDULE 5.02(a)

LIENS

None.

EXHIBIT A

Form of Letter of Credit

IRREVOCABLE DIRECT PAY LETTER OF CREDIT

            , 2008

**U.S.$            **

Letter of Credit No.

[CUSIP No.                 ]

[ISIN No.                 ]

The Bank of New York Trust Company, N.A.,

as trustee

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Attention: Municipal Department

Ladies and Gentlemen:

At the request of Commonwealth Edison Company, a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois (the “Company”), [L/C Issuer] (the “Bank”) hereby establishes in favor of The Bank of New York Trust Company, N.A., as Trustee and Tender Agent (collectively, the “Bond Trustee”) acting for the benefit of the holders of the Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project), Series 2008[    ] originally issued in the principal amount of $             (the “Bonds”), pursuant to the Bond Indenture dated as of                         , 2008 between the Illinois Finance Authority, a body politic and corporate of the State of Illinois (the “Issuer”) and the Bond Trustee (as amended and supplemented from time to time in accordance with the terms thereof, being referred to herein as the “Bond Indenture”), this Irrevocable Direct Pay Letter of Credit (this “Letter of Credit”) pursuant to a Letter of Credit and Reimbursement Agreement dated as of May 9, 2008 (as amended, restated or otherwise modified from time to time, the “Reimbursement Agreement”), by and among the Company, the Bank, the other financial institutions party thereto and Barclays Bank plc, New York Branch, as administrative agent (the “Administrative Agent”).

The Bank hereby irrevocably authorizes the Bond Trustee to draw on the Bank from time to time, from and after the date hereof to and including the earliest to occur of the following (the date of the earliest of such events described below to occur shall be the “Expiration Date”):

(i) the Bank’s close of business on                 , 2009 (the “Scheduled Expiration Date”), or

(ii) the Bank’s close of business on either (A) the date which is five Business Days (as hereinafter defined) following the conversion of all the Bonds to an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate (as each such term is defined in the Bond Indenture) as such date is specified in a certificate in the form of Exhibit A hereto (the “Conversion Date”), or (B) if the Bank has honored the drawing relating to such conversion and the Letter of Credit is earlier returned by the Bond Trustee to the Bank for cancellation in accordance with the Bond Indenture in connection with such conversion, then the date of such return, or

(iii) the Bank’s close of business on the date which is (A) five (5) Business Days following receipt from the Bond Trustee of a certificate in the form set forth as Exhibit B hereto, or (B) if the Bank has honored the drawing relating to the event described in such certificate and if the event described in such certificate is an event in connection with which, in accordance with the Bond Indenture, the Letter of Credit is earlier returned by the Bond Trustee to the Bank for cancellation, then the date of such return, accompanied by receipt from the Bond Trustee of such certificate, or

(iv) the date on which an Acceleration Drawing is honored by the Bank, or

(v) the Bank’s close of business on the date which is ten (10) days after your receipt of written notice from us in the form set forth as Exhibit L hereto specifying the occurrence of an Event of Default under the Reimbursement Agreement,

a maximum aggregate amount not exceeding [            ] DOLLARS AND 00/100 (U.S. $[            ]) (the “Original Stated Amount”; with such Original Stated Amount, and each amount to which the same may be permanently reduced in accordance herewith, being the “Stated Amount”) to pay principal of and accrued interest on, or the purchase price of, the $[            ] outstanding principal amount of Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project), Series 2008[__] (the “Bonds”), which Bonds were issued pursuant to the Bond Indenture, in accordance with the terms hereof (said U.S. $[            ] having been initially calculated to be equal to U.S. $[            ], the principal amount of the Bonds outstanding as of the date hereof, plus U.S. $[            ], which is fifty-three (53) days’ accrued interest on said principal amount of the Bonds calculated at an interest rate of twelve percent (12%) per annum calculated on the basis of actual days elapsed in a year of three hundred sixty five (365) days).

Payments hereunder are available against the following documents (the “Payment Documents”) presented to the Bank at [            ], Attn: [            ], Telephone: [            ], Facsimile: [            ] (or such other office or offices or number or numbers as we may from time to time specify to you in writing):

(i) a certificate in the form attached as Exhibit C hereto to pay accrued interest on the Bonds as provided for under Section 5.02 of the Bond Indenture (an “Interest Drawing”),

(ii) a certificate in the form attached as Exhibit D hereto to pay the principal amount of and, in the event the redemption date (or date of purchase in lieu of redemption) does not coincide with the regularly scheduled interest payment date for the Bonds, accrued interest on the Bonds in respect of any redemption (or purchase in lieu of redemption as provided for in Section 4.01(D) of the Bond Indenture) of the Bonds as provided for in Section 5.04 of the Bond Indenture (a “Redemption Drawing”),

(iii) a certificate in the form attached as Exhibit E hereto, to pay the tender price of Bonds for which you have received a notice from the Remarketing Agent of a nonremarketing, or for which you have not timely received actual remarketing proceeds on the Purchase Date or

Mandatory Purchase Date (as such terms are defined in the Bond Indenture), as the case may be, as provided for in Section 4.12(C)(4) of the Bond Indenture (a “Liquidity Drawing”),

(iv) a certificate in the form attached as Exhibit F hereto, to pay the principal of and accrued interest in respect of any Bonds the payment of which has been accelerated pursuant to Section 7.02 of the Bond Indenture (an “Acceleration Drawing”), or

(v) a certificate in the form attached as Exhibit G hereto to pay the principal amount of the Bonds on the date specified in such Bonds as the date on which the principal of such Bonds is due and payable as provided for under Section 5.03 of the Bond Indenture (a “Stated Maturity Drawing”);

each such certificate to state therein that it is given by your duly authorized officer and dated the date such certificate is presented hereunder.

No drawings shall be made under this Letter of Credit for the purpose of making payments on Pledged Bonds (as such term is defined in the Reimbursement Agreement) or Bonds bearing interest at an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate (as each such term is defined in the Bond Indenture).

The aforesaid certificates shall have all blanks appropriately filled in and shall be signed by an authorized signatory of the Bond Trustee and the aforesaid certificates shall be either in the form of a letter on the letterhead of the Bond Trustee or a communication by telecopy delivered or transmitted to the Bank. Any telecopy pursuant to which a drawing is made hereunder shall be promptly confirmed to the Bank in writing (but such written confirmation shall not be a condition to drawing hereunder).

The Bank hereby agrees with the Bond Trustee that all demands for payment made under and in strict conformity with the terms of this Letter of Credit will be duly honored upon delivery of transmission of the appropriate drawing certificate or certificates as specified herein and if presented at the aforesaid office on or before the expiration or termination date hereof. If a demand for payment is made hereunder at or prior to 11:00 a.m. (or, in the case of a Liquidity Drawing in respect of Bonds in a Daily Mode, 12:00 noon), New York City time, on a business day, and provided that such demand for payment conforms to the terms and conditions hereof, payment shall be made on the amount specified in immediately available funds, no later than 2:00 p.m., New York City time, on the same business day. If such demand for payment is made hereunder after 11:00 a.m. (or, in the case of a Liquidity Drawing in respect of Bonds in a Daily Mode, 12:00 noon), New York City time, on a business day, and provided that such demand for payment conforms to the terms and conditions hereof, payment shall be made of the amount specified in immediately available funds, no later than 12:00 noon, New York City time on the next succeeding business day. Payment under this Letter of Credit shall be made by wire transfer of immediately available funds to the Bond Trustee, The Bank of New York, ABA 021000018, Acct. No. [            ], Further Credit: [            ], Ref: IFA ComEd08[    ], telephone number: (312) 827-8529, telecopier number: (312) 827-8522, Attention: Daniel Marroquin. Such account, telephone number and telecopier number may be changed only by presentation to the Bank of a letter in form satisfactory to the Bank specifying a different account, telephone number or telecopier number, as the case may be, of the Bond Trustee and executed by the Bond Trustee. If a demand for payment is not effected in conformity with this Letter of Credit, the Bank shall notify the Bond Trustee to that effect by telecopy, with telephone confirmation to such telephone numbers designated by the Bond Trustee to the Bank, and the Bond Trustee may attempt to correct any such nonconforming demand for payment to the extent that the Bond

Trustee is entitled to do so. As used in this Letter of Credit, “business day” shall mean any day which is not (i) a Saturday or Sunday, (ii) any day on which commercial banks located in the city or cities in which the designated corporate trust office of the Bond Trustee, the principal office of the Remarketing Agent (as defined in the Bond Indenture) or the office of the Bank at which demands for draws on this Letter of Credit are authorized by law to close and are closed or (iii) any day on which The New York Stock Exchange is closed.

The “Stated Amount” of this Letter of Credit shall be automatically and permanently reduced from time to time as of the next business day following the date of our receipt of a certificate of the Bond Trustee in the form of Exhibit H hereto (appropriately completed) to the amount specified in such certificate as the amount to which the Stated Amount is to be so reduced. Also, upon receipt by the Bank of a Certificate of the Bond Trustee in the form of Exhibit D to the Letter of Credit in connection with a Redemption Drawing, the Bank will automatically and permanently reduce the Stated Amount by the amount (if any) specified in such certificate as a decline in the amount of necessary excess interest coverage resulting from the partial redemption of Bonds effected through such Redemption Drawing (and taking into account the non-reinstatement, as described in the next succeeding paragraph, of that portion of any Interest Drawing which may have been effected to pay interest on Bonds being redeemed through such Redemption Drawing). Upon any such permanent reduction of the Stated Amount of this Letter of Credit, the Bank may deliver to the Bond Trustee a substitute letter of credit in exchange for this Letter of Credit or an amendment to this Letter of Credit in the form of Exhibit I hereto (appropriately completed) to reflect any such reduction. If the Bank delivers to the Bond Trustee such a substitute letter of credit, the Bond Trustee shall simultaneously surrender to the Bank for cancellation the Letter of Credit then in its possession.

The amount available to be drawn hereunder at any particular time (the “Available Amount” of this Letter of Credit) shall be the Stated Amount from time to time (i) less the amount of all reductions (as provided for below) pursuant to Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawings occurring since the later of the date hereof and the effective date of the last reduction in the Stated Amount, and (ii) plus the amount of all reinstatements as below provided, likewise occurring since the later of the date hereof and the effective date of the last reduction in the Stated Amount.

The Available Amount of this Letter of Credit will be reduced automatically by the amount of any drawing hereunder; provided, however, that the amount of any Interest Drawing hereunder shall be automatically reinstated effective the opening of business on the eleventh (11th) calendar day after the date the Bank honors such drawing, unless the Bond Trustee shall have received written notice from the Bank (which notice may be by facsimile transmission) within ten (10) calendar days after the date the Bank honors such drawing that an Event of Default has occurred under the Reimbursement Agreement and directing either an acceleration of the maturity of the Bonds or a mandatory tender of the Bonds; and provided further, however, that the portion of any Interest Drawing (as indicated on the related certificate in the form of Exhibit C) made to pay interest on Bonds being concurrently redeemed through a Redemption Drawing shall not be so reinstated. Also, to the extent the Available Amount is reduced as contemplated in the preceding sentence due to payment by the Bank of a Liquidity Drawing, the Available Amount will be automatically reinstated, upon receipt by the Bank of Exhibit M, concurrently with the receipt by the Bank, or the Bond Trustee on behalf of the Bank, of the purchase price of Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing, and which have been remarketed pursuant to the Bond Indenture, such reinstatement to be in an amount equal to the Original Purchase Price of such Bonds (or portions thereof) as have been remarketed. “Original Purchase Price” shall mean the principal amount of any Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest thereon paid upon the purchase of such Bond with the proceeds of any such drawing.

Prior to the Expiration Date, the Bank may (but is not obligated to) extend the Scheduled Expiration Date from time to time at the request of the Company by delivering to the Bond Trustee an amendment to this Letter of Credit in the form of Exhibit K hereto designating the date to which the Scheduled Expiration Date is being extended. Each reference to the Scheduled Expiration Date herein and in any other document shall be deemed to be references to the date designated as the new Scheduled Expiration Date in such notice. Any date to which the Scheduled Expiration Date has been extended as herein provided may itself be extended in a like manner.

Upon the Expiration Date this Letter of Credit shall automatically terminate, and the Bond Trustee agrees to promptly deliver the same to the Bank for cancellation.

This Letter of Credit is transferable in whole only to any successor as Bond Trustee and may not be transferred under any other circumstances. Any such transfer (including any successive transfer) shall be effective upon receipt by the Bank of a signed copy of the instrument effecting each such transfer signed by the transferor and by the transferee in the form of Exhibit J hereto (which shall be conclusive evidence of such transfer), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor’s place; provided that, in such case, any certificates of the Bond Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer or agent of the transferee.

This Letter of Credit may not be transferred to any person with which U.S. persons are prohibited from doing business under U.S. Foreign Assets Control Regulations or other applicable U.S. laws and regulations.

Communications with respect to this Letter of Credit shall be addressed to us at the address of the Bank above, specifically referring to the number of this Letter of Credit (or such other address, person or department as we may from time to time specify to you in writing).

This Letter of Credit is issued subject to the International Standby Practices 1998 (“ISP98”). This Letter of Credit shall be deemed to be issued under the laws of the State of [New York]1[Georgia]2 and shall, as to matters not governed by ISP98, be governed by and construed in accordance with the laws of such State.

All payments made by the Bank hereunder shall be made from its own funds; in no event shall such payment be made with funds obtained from the Company.

This Letter of Credit sets forth in full the terms of the Bank’s undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

[L/C ISSUER]

By:
Title:

[1]	To be included if the Bank of Nova Scotia is L/C Issuer
[2]	To be included if SunTrust Bank is L/C Issuer

EXHIBIT A

to

LETTER OF CREDIT

        ,

Letter of Credit No.

NOTICE OF CONVERSION DATE

[L/C Issuer]

Attn:

Reference is hereby made to that certain Letter of Credit No.              dated              200     (the “Letter of Credit”), which has been established on behalf of Commonwealth Edison Company in favor of The Bank of New York Trust Company, N.A., as Bond Trustee under the Bond Indenture.

The undersigned hereby certifies and confirms that the Bonds have been converted to a/an [Indexed Rate] [Term Rate] [Commercial Paper Rate] [Fixed Rate]* on [insert date] and, accordingly, said Letter of Credit shall terminate five business days following such date in accordance with its terms. All defined terms used herein which are not otherwise defined herein shall have the same meaning as in the Letter of Credit.

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

*	insert appropriate statement

EXHIBIT B

to

LETTER OF CREDIT

        ,

Letter of Credit No.

NOTICE OF TERMINATION

[L/C Issuer]

Attn:

Reference is hereby made to that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), which has been established in our favor, as trustee for the Bonds (as defined in the Letter of Credit).

The undersigned hereby certifies and confirms that [no Bonds (as defined in the Letter of Credit) remain Outstanding within the meaning of the Bond Indenture (as defined in said Letter of Credit)] [all drawings required to be made under the Bond Indenture and available under the Letter of Credit have been made and honored] [a Substitute Credit Facility (as such term is defined in the Bond Indenture) has been delivered to the Bond Trustee to replace the Letter of Credit in accordance with the Bond Indenture and such Substitute Credit Facility is in effect] [the Bond Trustee is required to terminate the Letter of Credit in accordance with the terms of the Bond Indenture]* and, accordingly, said Letter of Credit shall be terminated in accordance with its terms.

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

*	insert appropriate statement

EXHIBIT C

to

LETTER OF CREDIT

        ,

Letter of Credit No.

INTEREST DRAWING CERTIFICATE

[L/C Issuer]

Attn:

The undersigned individual, a duly authorized officer of The Bank of New York Trust Company, N.A. (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), issued by [L/C Issuer] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Bond Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Bond Trustee under the Bond Indenture.

2. The Beneficiary is entitled to make this drawing in the amount of $             under the Letter of Credit pursuant to the Bond Indenture with respect to the payment of interest due on all Bonds outstanding on the Interest Payment Date occurring on [insert applicable date] (the “Payment Date”) other than Pledged Bonds (as such term is defined in the Reimbursement Agreement) or Bonds bearing interest at an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate (as each such term is defined in the Bond Indenture).

3. The amount of the drawing is equal to the amount required to be drawn by the Beneficiary pursuant to Section 5.02 of the Bond Indenture.

4. The amount of the drawing made by this Certificate was computed in compliance with the terms of the Bond Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit) of the Letter of Credit as presently in effect.

5. $             of the amount of the drawing made by this Certificate is to be applied to the payment of interest due on a portion of the outstanding Bonds being redeemed pursuant to a concurrent Redemption Drawing, the redemption date of which coincides with the Interest Payment Date referred to in paragraph (2) above.*

*	To be included in Certificate only if applicable in the circumstances described.

IN WITNESS WHEREOF, this Certificate has been executed this              day of                 ,         .

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT D

to

LETTER OF CREDIT

        ,

Letter of Credit No.

REDEMPTION DRAWING CERTIFICATE

[L/C Issuer]

Attn:

The undersigned individual, a duly authorized officer of The Bank of New York Trust Company, N.A. (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), issued by [L/C Issuer] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Bond Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Bond Trustee under the Bond Indenture.

2. The Beneficiary is entitled to make this drawing in the amount of $             under the Letter of Credit pursuant to Section 5.04 of the Bond Indenture.

3.(a) The amount of this drawing is equal to (i) the principal amount of Bonds other than Pledged Bonds (as such term is defined in the Reimbursement Agreement) or Bonds bearing interest at an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate (as each such term is defined in the Bond Indenture) to be redeemed (or purchased in lieu of redemption as provided for in Section 4.01(D) of the Bond Indenture) by or on behalf of the Company pursuant to Section 4.01 of the Bond Indenture on [insert applicable date] (the “Redemption Date”), plus (ii) in the event such date does not coincide with a regularly scheduled Interest Payment Date, interest accrued on such Bonds from the immediately preceding Interest Payment Date (as defined in the Bond Indenture) to the Redemption Date.

(b) Of the amount stated in paragraph 2 above:

(i) $             is demanded in respect of the principal amount of the Bonds referred to in subparagraph (a) above; and

(ii) $             is demanded in respect of accrued interest on such Bonds.

4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Bond Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit.

5. The Bank is hereby instructed following the honor of this drawing, and in accordance with the terms of the Letter of Credit, to permanently reduce the amount otherwise available for drawing under the Letter of Credit by $             [insert applicable amount] which amount represents the amount of excess interest coverage under the Letter of Credit (computed in respect of the outstanding principal amount of the Bonds at an assumed interest rate of      percent (    %) per annum for a period of      days) no longer necessary as a result of the redemption (or purchase in lieu of redemption) of Bonds with the proceeds of the drawing made by this Certificate, and, if applicable, taking into account any permanent reduction in the Available Amount occasioned by the payment of accrued interest on such redeemed (or purchased in lieu of redemption) Bonds through an Interest Drawing (as defined in the Letter of Credit) and not through the drawing effected by this Certificate.

IN WITNESS WHEREOF, this Certificate has been executed this              day of                 ,         .

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT E

to

LETTER OF CREDIT

        ,

Letter of Credit No.

LIQUIDITY DRAWING CERTIFICATE

[L/C Issuer]

Attn:

The undersigned individual, a duly authorized officer of The Bank of New York Trust Company, N.A. (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), issued by [L/C Issuer] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Bond Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Bond Trustee under the Bond Indenture.

2. The Beneficiary is entitled to make this drawing under the Letter of Credit in the amount of $             with respect to Bonds tendered pursuant to Section [4.06][4.08][4.10]* of the Bond Indenture, [which the Beneficiary has been informed were not remarketed][remarketing proceeds for which were not timely received by the Bond Trustee]**on [insert applicable date] (the “Purchase Date”).

3.(a) The amount of the drawing is equal to (i) the principal amount of Bonds, other than Pledged Bonds (as defined in the Reimbursement Agreement) or Bonds bearing interest at an Indexed Rate, a Commercial Paper Rate, a Term Rate or a Fixed Rate (as each such term is defined in the Bond Indenture), for which [the Bond Trustee has received a notice from the Remarketing Agent of a nonremarketing][the Bond Trustee has not timely received actual remarketing proceeds on the Purchase Date]***as provided for in Section 4.12(C)(4) of the Bond Indenture, plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date to the Purchase Date.

(b) Of the amount stated in paragraph (2) above:

(i) $             is demanded in respect of the principal portion of the purchase price of the Bonds referred to in subparagraph (2) above; and

*	insert appropriate section
**	insert appropriate statement
***	insert appropriate statement

(ii) $             is demanded in respect of payment of the interest portion of the purchase price of such Bonds.

4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Bond Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit as presently in effect.

5. The Beneficiary will register or cause to be registered in the name of the Company, but with the Administrative Agent registered as pledgee, upon payment of the amount drawn hereunder, Bonds in the principal amount of the Bonds being purchased with the amounts drawn hereunder and will deliver such Bonds to the Bond Trustee; provided, however, if The Depository Trust Company or its nominee, or a similar securities depository, is the registered owner of all Bonds, the Beneficiary acknowledges that it will cause the security interest of the Administrative Agent to be recorded by such depository on its books or, if the Beneficiary is a participant with respect to such depository, on its own books.

IN WITNESS WHEREOF, this Certificate has been executed this              day of                 ,         .

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT F

to

LETTER OF CREDIT

        ,

Letter of Credit No.

ACCELERATION DRAWING CERTIFICATE

[L/C Issuer]

Attn:

The undersigned individual, a duly authorized officer of The Bank of New York Trust Company, N.A. (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), issued by [L/C Issuer] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Bond Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Bond Trustee under the Bond Indenture.

2. An Event of Default has occurred under subsection [insert subsection] of Section 7.01 of the Bond Indenture, and the Bond Trustee has declared the principal of and accrued interest on all Bonds then outstanding immediately due and payable. The Beneficiary is entitled to make this drawing in the amount of $             under the Letter of Credit pursuant to Section 7.02 of the Bond Indenture.

3.(a) The amount of this drawing is equal to (i) the principal amount of Bonds, other than Pledged Bonds (as such term is defined in the Reimbursement Agreement) or Bonds bearing interest at an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate (as each such term is defined in the Bond Indenture), outstanding on [insert date of acceleration] (the “Acceleration Date”) plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date to the Acceleration Date.

(b) Of the amount stated in paragraph 2 above:

(i) $             is demanded in respect of the principal of the Bonds referred to in subparagraph (a) above; and

(ii) $             is demanded in respect of accrued interest on such Bonds.

4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Bond Indenture and does not exceed the Available Amount of the Letter of Credit.

IN WITNESS WHEREOF, this Certificate has been executed this              day of                 ,         .

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT G

to

LETTER OF CREDIT

        ,

Letter of Credit No.

STATED MATURITY DRAWING CERTIFICATE

[L/C Issuer]

Attn:

The undersigned individual, a duly authorized officer of The Bank of New York Trust Company, N.A. (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), issued by [L/C Issuer] in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Bond Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Bond Trustee under the Bond Indenture.

2. The Beneficiary is entitled to make this drawing in the amount of $             under the Letter of Credit pursuant to Section 5.03 of the Bond Indenture. The amount of this drawing is equal to the principal amount of Bonds with a Maturity Date (as such term is defined in the Letter of Credit) on [insert date], other than Pledged Bonds (as defined in the Reimbursement Agreement) or Bonds bearing interest at an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate (as each such term is defined in the Bond Indenture).

3. The amount of this drawing made by this Certificate was computed in compliance with the terms and conditions of the Bond Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit.

IN WITNESS WHEREOF, this Certificate has been executed this              day of                 ,         .

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT H

to

LETTER OF CREDIT

        ,

Letter of Credit No.

REDUCTION CERTIFICATE

[L/C Issuer]

Attn:

The undersigned individual, a duly authorized officer of The Bank of New York Trust Company, N.A. (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), issued by [L/C Issuer] (the “Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Bond Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Bond Trustee under the Bond Indenture.

2. Upon receipt by the Bank of this Certificate, the Stated Amount (as defined in the Letter of Credit) shall be reduced by $            , and the Stated Amount shall thereupon equal $            , all in accordance with the provisions of the Bond Indenture.

IN WITNESS WHEREOF, this Certificate has been executed this              day of                 ,         .

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT I

to

LETTER OF CREDIT

        ,

Letter of Credit No.

NOTICE OF AMENDMENT

The Bank of New York Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Attention: Municipal Department

Dear Sirs:

Reference is hereby made to that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Letter of Credit and Reimbursement Agreement dated as of             , 2008, by and among Commonwealth Edison Company, us, the other financial institutions party thereto and Barclays Bank plc, New York Branch, as administrative agent, the Stated Amount of the Letter of Credit has been reduced to $            .

This letter should be attached to the Letter of Credit and made a part thereof.

[L/C ISSUER]

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT J

to

LETTER OF CREDIT

        ,

Letter of Credit No.

TRANSFER CERTIFICATE

[L/C Issuer]

Attn:

Dear Sirs:

Reference is made to that certain Letter of Credit No.              dated             , 200     which has been established by the Bank in favor of The Bank of New York Trust Company, N.A.

The undersigned [Name of Transferor] (“Transferor”) (i) has transferred (and hereby confirms to you said transfer) all of its rights in and under said Letter of Credit to [Name of Transferee] (“Transferee”), which shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made, and (ii) confirms that [Name of Transferor] no longer has any rights under or interest in said Letter of Credit, and that all amendments are to be advised direct to the named Transferee without necessity of any consent of or notice to the undersigned Transferor.

Transferor and Transferee have indicated on the face of said Letter of Credit that it has been transferred to Transferee.

Transferee hereby certifies that it is a duly authorized Transferee under the terms of said Letter of Credit and is accordingly entitled, upon presentation of the documents called for therein, to receive payment thereunder.

[Name of Transferor]

By:
[Name and Title of Authorized Officer of Transferor]

[Name of Transferee]

By:
[Name and Title of Authorized Officer of Transferee]

EXHIBIT K

to

LETTER OF CREDIT

        ,

Letter of Credit No.

NOTICE OF AMENDMENT

The Bank of New York Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Attention: Municipal Department

Dear Sirs:

Reference is hereby made to that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Letter of Credit and Reimbursement Agreement dated as of             , 2008, by and among Commonwealth Edison Company, us, the other financial institutions party thereto and Barclays Bank plc, New York Branch, as administrative agent, the Scheduled Expiration Date of the Letter of Credit has been extended to                 ,             .

This letter should be attached to the Letter of Credit and made a part thereof.

[L/C ISSUER]

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT L

to

LETTER OF CREDIT

        ,

Letter of Credit No.

EVENT OF DEFAULT NOTICE

The Bank of New York Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Attention: Municipal Department

[L/C Issuer]

Attn:

Dear Sirs:

Reference is hereby made to that certain Letter of Credit No.              dated             , 200     (the “Letter of Credit”; any other defined terms used herein having their respective meanings set forth in the Letter of Credit), established by the Bank in your favor as Beneficiary. We hereby notify you that [an Event of Default under the terms of the Reimbursement Agreement has occurred] [an Event of Default under the terms of the Reimbursement Agreement has occurred and the Letter of Credit will not be reinstated]*. Accordingly, the Letter of Credit shall terminate ten (10) days after your receipt of this notice.

We hereby direct you [to cause pursuant to Section 4.10 of the Bond Indenture the mandatory tender of all Bonds (other than Pledged Bonds (as such term is defined in the Reimbursement Agreement) or Bonds bearing interest at an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate) currently outstanding] [to cause pursuant to Section 7.02 of the Bond Indenture the acceleration of all Bonds (other than Pledged Bonds or Bonds bearing interest at an Indexed Rate, a Term Rate, a Commercial Paper Rate or a Fixed Rate) currently outstanding]*.

BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent

By:
[Title of Authorized Officer]

*	select one of the bracketed clauses

EXHIBIT M

to

LETTER OF CREDIT

        ,

Letter of Credit No.

CERTIFICATE FOR REINSTATEMENT OF LIQUIDITY DRAWING

[L/C Issuer]

Attn:

The undersigned hereby CERTIFIES to [L/C Issuer] (the “Bank”) with reference to the Bank’s Letter of Credit No.              dated             , 200     (the “Letter of Credit”; the terms “Bond Indenture” and “Bonds” used herein having their respective meanings set forth in the Letter of Credit) that:

1. The undersigned is the Bond Trustee under the Bond Indenture.

2. In accordance with the provisions of the Bond Indenture, the Bond Trustee has demanded and received payment under the Letter of Credit in the amount of $            , which amount the Bond Trustee has used solely to pay the purchase price of Bonds tendered or deemed tendered to the Bond Trustee for purchase in accordance with Section [specify section] of the Bond Indenture.

3. Such Bonds, so purchased by the Bond Trustee have been successfully remarketed and therefore the Letter of Credit must be reinstated by $             to a new balance of $            .

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this              day of                 ,         .

The Bank of New York Trust Company, N.A.,
as Bond Trustee

By:
[Title of Authorized Officer]

cc:	Barclays Bank plc,

as Administrative Agent

200 Park Avenue

New York, New York 10166

Attention: Gary Wenslow

EXHIBIT B

Form of Control Agreement

[Attached.]

EXHIBIT C

Form of Annual and Quarterly Compliance Certificate

                    , 20

Pursuant to the Letter of Credit and Reimbursement Agreement, dated as of [            ], 2008, among Commonwealth Edison Company (the “Company”), various financial institutions and Barclays Bank plc, New York Branch, as Administrative Agent (as amended, modified or supplemented from time to time, the “Reimbursement Agreement”), the undersigned, being              of the Company, hereby certifies on behalf of the Company as follows:

1. [Delivered] [Posted concurrently]* herewith are the financial statements prepared pursuant to Section 5.01(b)[(ii)/(iii)] of the Reimbursement Agreement for the fiscal              ended                 , 20    . All such financial statements comply with the applicable requirements of the Reimbursement Agreement.

*	Applicable language to be used based on method of delivery.

2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish the Company’s compliance with the provisions of Section 5.02(c) of the Reimbursement Agreement as of the end of the fiscal period referred to in paragraph 1 above.

3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its obligations under the Reimbursement Agreement.

4. Based on the review described in paragraph 3 above, to the best of the knowledge of the undersigned during such fiscal period (Check one and only one:)

     No Default or Event of Default has occurred and is continuing.

     A Default or Event of Default has occurred and is continuing, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Default or Event of Default as well as any and all actions with respect thereto taken or contemplated to be taken by the Company.

5. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Reimbursement Agreement.

COMMONWEALTH EDISON COMPANY

By
Name:
Title:

Date: